UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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E. I. du Pont de Nemours and Company
(Name of Registrant as Specified In Its Charter)

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DuPont 1007 Market Street Wilmington, DE 19898 Ellen Kullman Chair of the Board and Chief Executive Officer

  Annual Meeting — April 24, 2013

  March 15, 2013

  Dear Stockholder:

  You are invited to attend the Company's 2013 Annual Meeting on Wednesday, April 24, 2013, at 10:30 a.m. local time in the DuPont Theatre, DuPont Building, Wilmington, Delaware.

  The enclosed Notice of Annual Meeting and Proxy Statement provide information about the governance of our Company and describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of the Company's business and an opportunity for you to express your views on subjects related to the Company's operations.

  To make it easier for you to vote your shares, you have the choice of voting over the Internet, by telephone, or by completing and returning the enclosed Proxy Card. The Proxy Card describes your voting options in more detail.

  This year, we are using the Securities and Exchange Commission's Notice and Access model, allowing us to deliver proxy materials via the Internet. Notice and Access gives the Company a lower-cost way to furnish stockholders with their proxy materials. On March 15, we mailed to certain stockholders of record a "Notice Regarding the Availability of Proxy Materials" with instructions on how to access the proxy materials via the Internet (or request a paper copy) and how to vote online.

  If you requested a full set of proxy materials, or if you hold DuPont Common Stock through a Company savings plan, your admission ticket for the Annual Meeting is included on your Proxy Card. A registered stockholder may also use the Notice Regarding the Availability of Proxy Materials, received in the mail, as his or her admission ticket. If you hold shares in a brokerage account, please refer to page 1 of the Proxy Statement for information on how to attend the meeting. If you need special assistance, please contact the DuPont Stockholder Relations Office at 302-774-3034.

  In 2012, we expanded into new geographies, successfully launched new products and increased market share in high growth businesses. Full year revenue growth and earnings fell short of expectations as we encountered market headwinds in our performance chemicals segment. However, we maintained our momentum and continued to connect DuPont science to market needs by developing sustainable, innovative solutions to global challenges.

  The Annual Meeting gives us an opportunity to review our progress. We appreciate your ownership of DuPont, and I hope you will be able to join us on April 24.

  Sincerely,

  Ellen Kullman

  E. I. du Pont de Nemours and Company

March 15, 2013

To the Holders of Common Stock of
E. I. du Pont de Nemours and Company

NOTICE OF ANNUAL MEETING

The Annual Meeting of Stockholders of E. I. DU PONT DE NEMOURS AND COMPANY will be held on Wednesday, April 24, 2013, at 10:30 a.m. local time, in the DuPont Theatre in the DuPont Building, 1007 Market Street, Wilmington, Delaware. The meeting will be held to consider and act upon: (1) the election of directors; (2) the ratification of the Company's independent registered public accounting firm; (3) an advisory vote to approve executive compensation; and (4) four stockholder proposals described in the Proxy Statement, and such other business as may properly come before the meeting.

Holders of record of DuPont Common Stock at the close of business on February 27, 2013, are entitled to vote at the meeting.

This notice and the accompanying proxy materials are sent to you by order of the Board of Directors.

Cornel B. Fuerer Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON APRIL 24, 2013

The Notice and Proxy Statement and Annual Report on Form 10-K
are available at www.proxyvote.com

The DuPont 2012 Annual Review will also be available at the above website.

Stockholders may request their proxy materials be delivered to them electronically in 2014 by visiting http://enroll.icsdelivery.com/dd.

2013 ANNUAL MEETING OF STOCKHOLDERS

Proxy Statement

The enclosed proxy materials are being sent to stockholders at the request of the Board of Directors of E. I. du Pont de Nemours and Company to encourage you to vote your shares at the Annual Meeting of Stockholders to be held April 24, 2013. This Proxy Statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares.

The Company's 2012 Annual Report on Form 10-K, containing management's discussion and analysis of financial condition and results of operations of the Company and the audited financial statements, and this Proxy Statement were distributed together beginning March 15, 2013.

General Information

Who May Vote

All holders of record of DuPont Common Stock as of the close of business on February 27, 2013 (the record date) are entitled to vote at the meeting. Each share of stock is entitled to one vote. As of the record date, 919,072,377 shares of DuPont Common Stock were outstanding. A majority of the shares voted in person or by proxy is required for the approval of each of the proposals described in this Proxy Statement. Abstentions and broker nonvotes are not counted in the vote. At least a majority of the holders of shares of DuPont Common Stock as of the record date must be present either in person or by proxy at the meeting in order for a quorum to be present.

How to Vote

Even if you plan to attend the meeting you are encouraged to vote by proxy. You may vote by proxy in one of the following ways:

  •
  By Internet at the address listed on the Proxy Card or Notice Regarding the Availability of Proxy Materials ("Proxy Notice")

  •
  By telephone using the toll-free number listed on the Proxy Card

  •
  By returning the enclosed Proxy Card (signed and dated) in the envelope provided

When you vote by proxy, your shares will be voted according to your instructions. If you sign your Proxy Card but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends. You can change or revoke your proxy by Internet, telephone or mail at any time provided your vote is received by the cut-off date specified on the Proxy Notice or Proxy Card.

How to Attend the Annual Meeting

If you requested a full set of proxy materials or if you hold stock through one of the savings plans listed below, your admission ticket is attached to your Proxy Card. A registered stockholder may also use the Proxy Notice as his or her admission ticket. You will need to bring your admission ticket, along with picture identification, to the meeting. If you own shares in street name, please bring your most recent brokerage statement, along with picture identification, to the meeting. The Company will use your brokerage statement to verify your ownership of DuPont Common Stock and admit you to the meeting.

Please note that cameras, sound or video recording equipment, or other similar equipment, electronic devices, large bags or packages will not be permitted in the DuPont Theatre.

Shares Held in Savings Plans

If you participate in one of the following plans, your voting instruction card will include the shares you hold in the plan:

•
DuPont 401(k) and Profit Sharing Plan

•
DuPont Powder Coatings USA, Inc. Profit Sharing Plan

•
DuPont Retirement Savings Plan

•
Pioneer Hi-Bred International, Inc. Savings Plan

•
Solae Savings Investment Plan

•
Thrift and Savings Plan for Employees of Sentinel Transportation, LLC

The plan trustees will vote according to the instructions received on your proxy. If proxies for shares in savings plans are not received by Internet, telephone or mail, those shares will be voted by the trustees as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary.

Proxy Statement Proposals

At each annual meeting stockholders are asked to elect directors to serve on the Board of Directors, to ratify the appointment of the Company's independent registered public accounting firm for the year, and to approve, by advisory vote, executive compensation. Other proposals may be submitted by the Board of Directors or stockholders to be included in the proxy statement. To be considered for inclusion in the 2014 Annual Meeting Proxy Statement, stockholder proposals must be received by the Company no later than November 15, 2013.

For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be considered as timely and presented directly at the 2014 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on January 29, 2014 and advises stockholders in the 2014 Annual Meeting Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on January 29, 2014.

Stockholder Nominations for Election of Directors

The Corporate Governance Committee recommends nominees to the Board of Directors for election as directors at each annual meeting. The Committee will consider nominations submitted by stockholders of record and received by the Corporate Secretary by the first Monday in December. Nominations must include a statement by the nominee indicating a willingness to serve if elected and disclosing principal occupations or employment for the past five years. A description of the Director Nomination Process is attached at Appendix A.

Proxy Committee

The Proxy Committee is composed of directors of the Company who vote as instructed the shares of DuPont Common Stock for which they receive proxies. Proxies also confer upon the Proxy Committee discretionary authority to vote the shares on any matter which was not known to the Board of Directors a reasonable time before solicitation of proxies, but which is properly presented for action at the meeting.

Solicitation of Proxies

The Company will pay all costs relating to the solicitation of proxies. Innisfree M&A Incorporated has been retained to assist in soliciting proxies at a cost of $10,000 plus reasonable expenses. Proxies may be solicited by officers, directors and employees of the Company personally, by mail, or by telephone or other electronic means. The Company will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of DuPont Common Stock.

Secrecy in Voting

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by the Company. Such documents are available for examination only by the independent tabulation agents, the independent inspectors of election and certain employees associated with tabulation of the vote. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

Governance of the Company

DuPont is committed to having sound corporate governance principles and practices. Please visit the Company's website at www.dupont.com, under the "Investor Center" caption, for the Board's Corporate Governance Guidelines, the Board-approved Charters for the Audit, Compensation and Corporate Governance Committees and related information. These Guidelines and Charters may also be obtained free of charge by writing to the Corporate Secretary.

DUPONT BOARD OF DIRECTORS
CORPORATE GOVERNANCE GUIDELINES

        These Guidelines serve as an important framework for the Board's corporate governance practices and to assist the Board in carrying out its responsibilities effectively. The Board reviews these Guidelines periodically and may modify them as appropriate to reflect the evolution of its governance practices.

The Board

        Responsibility

        The Board has an active responsibility for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company to enhance the long-term value of the Company for its stockholders and the vitality of the Company for its other stakeholders.

        Role

        In carrying out its responsibility, the Board has specific functions, in addition to the general oversight of management and the Company's business performance, including providing input and perspective in evaluating alternative strategic initiatives; reviewing and, where appropriate, approving fundamental financial and business strategies and major corporate actions; ensuring processes are in place to maintain the integrity of the Company; evaluating and compensating the CEO; and planning for CEO succession and monitoring succession planning for other key positions.

        Duties

        Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibility. Directors are expected to attend meetings of the Board, its Committees on which they serve, and the Annual Meeting of Stockholders; review materials distributed in advance of the meetings; and make themselves available for periodic updates and briefings with management via telephone or one-on-one meetings.

        Leadership

        The position of Chief Executive Officer will normally be vested in the Chair, provided however, that the position may be established independent of the Chair at the discretion of the Board. If the Chair of the Board is not an independent director, there shall be an independent Lead Director. The independent Lead Director shall be elected by the independent Board members. The Lead Director shall serve for at least one year and shall have the following responsibilities:

  •
  presides at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;

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  serves as liaison between the Chair and the independent directors;

  •
  reviews and approves information sent to the Board;

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  reviews and approves meeting agendas for the Board;

  •
  reviews and approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

  •
  has the authority to call meetings of the independent directors;

  •
  if requested by major shareholders, ensures that he or she is available for consultation and direct communication.

        Independence

        A substantial majority of the Board are independent directors in accordance with the standards of independence of the New York Stock Exchange and as described in the Guidelines. See pages 6-7. The Corporate Governance Committee as well as the Board annually reviews relationships that directors may have with the Company to make a determination of whether there are any material relationships that would preclude a director being independent.

        Qualifications

        Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. The Corporate Governance Committee considers candidates for potential nomination to recommend for approval by the full Board.

        The Board does not limit the number of other public company boards that a director may serve on. However, the Corporate Governance Committee considers the number of boards a director sits on. Directors are encouraged to limit the number of other public company boards to take into account their time and effectiveness and are expected to advise the Chair in advance of serving on another board.

        When a director's principal responsibilities or business association changes significantly, the director will tender his or her resignation to the Chair for consideration by the Corporate Governance Committee of the continued appropriateness for Board service.

        No director may stand for reelection to the Board after reaching age 72. An employee director retires from the Board when retiring from employment with the Company, with the exception of the former CEO. The Board may in unusual circumstances and for a limited period ask a director to stand for reelection after the prescribed retirement date.

        Election

        In accordance with the Company's Bylaws, if none of our stockholders provides the Company with notice of an intention to nominate one or more candidates to compete with the Board's nominees in an election of directors, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or reelected to the Board. The Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. The Board shall nominate for election or re-election as director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face re-election and (ii) Board acceptance of such resignation in accordance with the procedures specified in these Guidelines. In addition, the Board shall fill director vacancies and newly created directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same resignation tendered by other directors in accordance with these Guidelines.

        In the event an incumbent director fails to receive the required vote for reelection, the Corporate Governance Committee (or other committee designated by the Board) ("Committee") shall make a recommendation to the Board as to whether to accept or reject the resignation of the incumbent director. The Board shall act on the resignation, taking into account the recommendation of the Committee, and publicly disclose its decision within ninety (90) days following certification of the election results.

        The Committee in making its recommendation and the Board in making its decision may consider all facts and circumstances they consider relevant or appropriate in reaching their determinations. The Board expects any director whose resignation is under consideration pursuant to these Guidelines to abstain from participating in the Committee recommendation or the action of the Board regarding whether to accept the resignation.

        Orientation and Continuing Education

        New directors participate in an orientation process to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values including ethics, compliance programs, corporate governance practices and other key policies and practices through a review of background materials, meetings with senior executives and visits to Company facilities. The Corporate Governance Committee is responsible for providing guidance on directors' continuing education.

        Compensation

        The Board believes that compensation for outside directors should be competitive. DuPont Common Stock is a key component with payment of a portion of director compensation as DuPont stock, options or similar form of equity-based compensation, which are subject to stock ownership guidelines. The Compensation Committee reviews periodically the level and form of director compensation and, if appropriate, proposes changes for consideration by the full Board.

        Annual Self-Evaluation

        The Board and each Committee make an annual self-evaluation of its performance with a particular focus on overall effectiveness. The Corporate Governance Committee is responsible for overseeing the self-evaluation process.

        Access to Management and Advisors

        Directors have access to the Company's management and, in addition, are encouraged to visit the Company's facilities. As necessary and appropriate, the Board and its Committees may retain outside legal, financial or other advisors.

Board Meetings

        Selection of Agenda Items

        Subject to approval of the Lead Director, the Chair establishes the agenda for Board meetings, in conjunction with Chairs of the Committees. Directors are encouraged to suggest items for inclusion on the agenda and may raise subjects not specifically on the agenda.

        Attendance of Senior Executives

        The Board welcomes regular attendance of senior executives to be available to participate in discussions. Presentation of matters to be considered by the Board are generally made by the responsible executive.

        Executive Sessions

        Regularly scheduled Board meetings include a session of all directors and the CEO. In addition, the independent Board members meet in regularly scheduled executive sessions.

Leadership Assessment

        Succession Planning

        The Board plans for succession to the position of CEO. The Compensation Committee oversees the succession planning process. To assist the Board, the CEO periodically provides the Board with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspective on potential candidates from outside the Company. The Board has available on a continuing basis the CEO's recommendation should he/she be unexpectedly unable to serve. The CEO also provides the Board with an assessment of potential successors to key positions.

        CEO Evaluation and Compensation

        Through an annual process overseen and coordinated by the Compensation Committee, independent directors evaluate the CEO's performance and set the CEO's compensation.

* * *

Guidelines for Determining the Independence
of DuPont Directors

It is the expectation and practice of the Board that, in their roles as members of the Board, all members will exercise their independent judgment diligently and in good faith, and in the best interests of the Company and its stockholders as a whole, notwithstanding any member's other activities or affiliations.

However, in addition, the Board has determined that a substantial majority of its members should be "independent" in that they are free of any material relationship with the Company or Company management, whether directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company. In furtherance of this objective, the Board has adopted the following Guidelines for determining whether a member is considered "independent."

The Board will re-examine the independence of each of its members once per year and again if a member's outside affiliations change substantially during the year.

For purposes of these Guidelines, "members of his/her immediate family" and similar phrases will mean a person's spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in law, brothers- and sisters-in-law, and anyone (other than an employee) who shares the person's home. "The Company" means the Company and all of its consolidated subsidiaries.

  1.
  Regardless of other circumstances, a Board member will not be deemed independent if s/he does not meet the independence standards adopted by the New York Stock Exchange (see below), or any applicable legal requirement

  2.
  Except in special circumstances, as determined by a majority of the independent members of the Board, the following relationships will be considered not to be material relationships that would affect a Board member's independence:

  (a)
  If the Board member is an executive officer or employee, or any member of his/her immediate family is an executive officer, of a bank to which the Company is indebted, and the total amount of the indebtedness does not exceed one percent of the total assets of the bank for any of the past three (3) years.

  (b)
  If the Board member or any member of his/her immediate family serves as an officer, director or trustee of a charitable or educational organization, and contributions by the Company do not exceed the greater of $1,000,000 or two percent of such organization's annual consolidated gross revenues, including annual charitable contributions, for any of the past three years.

  3.
  If a Board member has a relationship that exceeds the thresholds described in Section 2 above, or another significant relationship with the Company or its management that is not described in Section 2 above, then the Board will determine by a majority of the independent members whether that member's relationship would affect the Board member's independence.

  4.
  The Board will consider all relevant facts and circumstances in determining independence.

  5.
  Any determinations of independence made pursuant to Section 3 above will be disclosed in the Company's annual meeting proxy statement.

Current New York Stock Exchange standards state that a director will not be independent:

  (a)
  If the Board member is, or has been within the last three years, an employee or any member of his/her immediate family is, or has been within the last three years, an executive officer of the Company;

  (b)
  If the Board member (i) is a current partner or employee of a firm that is the company's internal or external auditor; (ii) has an immediate family member who is a current partner of such a firm; (iii) has an immediate family member who is a current employee of such a firm and personally works on the listed company's audit; or (iv) was, or has an immediate family member who was, within the last three years, a partner or employee of such a firm and personally worked on the listed company's audit within that time;

  (c)
  If the Board member or any member of his/her immediate family is, or in the last three years has been, employed as an executive officer of another company where the Company's present executive officers at the same time serve/served on that company's compensation committee;

  (d)
  If the Board member is a current employee, or if any member of his/her family is a current executive officer, of another company that makes payments to, or receives payments from, the Company for property or services which exceed the greater of $1,000,000 or two percent of the other company's annual consolidated gross revenues for any of the last three years; or

  (e)
  If the Board member, or a member of his/her immediate family, has received more than one hundred and twenty thousand dollars (US $120,000) in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service which are not contingent in any way on continued service) during any twelve-month period within the last three (3) years.

Committees of the Board

Audit	Responsibilities include:
Commitee	•	Employs the Company's independent registered public accounting firm, subject to stockholder ratification, to audit the Company's Consolidated Financial Statements.
	•	Pre-approves all services performed by the Company's independent registered public accounting firm.
	•	Provides oversight on the external reporting process and the adequacy of the Company's internal controls.
	•	Reviews the scope of the audit activities of the independent registered public accounting firm and the Company's internal auditors and appraises audit efforts of both.
	•	Reviews services provided by the Company's independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company's independent registered public accounting firm.
	•	Establishes procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

All members of the Audit Committee are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards. The Board has determined that all members of the Audit Committee (L. Andreotti, R. A. Brown, E. I. du Pont, M. A. Hewson and L. M. Thomas) are audit committee financial experts within the meaning of applicable Securities and Exchange Commission rules.

See the Audit Committee Report on page 13. The Audit Committee Charter is available on the Company's website (www.dupont.com) under Investor Center, Corporate Governance. A Summary of the Audit Committee Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm is included as part of "Proposal 2 – Ratification of Independent Registered Public Accounting Firm" in this Proxy Statement.
Compensation	Responsibilities include:
Committee	•	Establishes executive compensation policy consistent with corporate objectives and stockholder interests.
	•	Oversees process for evaluating performance of the Chief Executive Officer ("CEO") against Board-approved goals and objectives and recommends to the Board compensation for the CEO.
	•	Reviews and approves grants under the Company's compensation plans.
	•	Works with management to develop the Compensation Discussion and Analysis ("CD&A").
	•	Oversees succession planning process for the CEO and key leadership.

All members of the Compensation Committee are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards. See the Compensation Committee Report on page 23. See also the CD&A beginning on page 24. The Compensation Committee Charter is available on the Company's website (www.dupont.com) under Investor Center, Corporate Governance.
Corporate	Responsibilities include:
Governance	•	Recommends to the Board nominees for election to the Board of Directors.
Committee	•	Reviews principles, policies and procedures affecting directors and the Board's operation and effectiveness.
	•	Oversees evaluation of the Board and its effectiveness.
All members of the Corporate Governance Committee are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards.

The Corporate Governance Committee Charter is available on the Company's website (www.dupont.com) under Investor Center, Corporate Governance. A description of the Director Nomination Process is attached at Appendix A.

Environmental	Responsibilities include:
Policy	•	Reviews the Company's environmental policies and practices.
Committee	•	Provides support for the Company's sustainable growth mission.
Science and	Responsibilities include:
Technology	•	Monitors state of science and technology capabilities within the Company.
Committee	•	Oversees the development of key technologies essential to the long-term success of the Company.

Committee Membership

The following chart shows the current committee membership and the number of meetings that each committee held in 2012.

Director	Audit Committee	Compensation Committee	Corporate Governance Committee	Environmental Policy Committee	Science and Technology Committee

Lamberto Andreotti	X
Richard H. Brown		X	X

Robert A. Brown	X			X	C
Bertrand P. Collomb			X	C

Curtis J. Crawford		X			X
Alexander M. Cutler		X	C

Eleuthère I. du Pont	C				X
Marillyn A. Hewson	X	X		X

Lois D. Juliber		C	X
Ellen J. Kullman

Lee M. Thomas	X			X
Number of Meetings in 2012	7	5	5	2	2

  C = Chair

Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Chair and CEO and other members of management relative to matters of mutual interest and concern to the Company.

In 2012, eight meetings of the Board were held. Each director attended at least 88% of the aggregate number of meetings of the Board and the committees of the Board on which the director served. Attendance at these meetings averaged 98% among all directors in 2012.

As provided in the Board's Corporate Governance Guidelines, directors are expected to attend the Company's Annual Meeting of Stockholders. Ten directors attended the 2012 Annual Meeting.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted written policies and procedures relating to the approval or ratification of "Related Person Transactions." Under the policies and procedures, the Corporate Governance Committee ("Governance Committee") (or its Chair, under some circumstances) reviews the relevant facts of all proposed Related Person Transactions and either approves or disapproves of the entry into the Related Person Transaction, by taking into account, among other factors it deems appropriate:

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the commercial reasonableness of the transaction,
•
the materiality of the Related Person's direct or indirect interest in the transaction,
•
whether the transaction may involve a conflict of interest, or the appearance of one, and
•
the impact of the transaction on the Related Person's independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of DuPont and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Governance Committee for ratification. If such Related Person Transaction is not ratified by the Governance Committee, then the Company shall either ensure all appropriate disclosures regarding the transaction are made or, if appropriate, take all reasonable actions to attempt to terminate the Company's participation in such transaction.

Under the Company's policies and procedures, a "Related Person Transaction" is generally any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which: (i) DuPont was, is or will be a participant; (ii) the aggregate amount involved exceeds $120,000 in any fiscal year; and (iii) any Related Person had, has or will have a direct or indirect material interest. A "Related Person" is generally any person who is, or at any time since the beginning of DuPont's last fiscal year was: (i) a director or an executive officer of DuPont or a nominee to become a director of DuPont; (ii) any person who is known to be the beneficial owner of more than five percent of any class of DuPont's outstanding Common Stock; or (iii) any immediate family member of any of the foregoing persons.

Certain Relationships and Related Transactions

As discussed above, the Governance Committee is charged with reviewing issues involving independence and all Related Person Transactions. DuPont and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the directors and executive officers of DuPont, or their immediate family members, are employees. The Governance Committee and the Board have reviewed such transactions and relationships and do not consider the amounts involved in such transactions material. Such purchases from and sales to each company involve less than either $1,000,000 or two percent of the consolidated gross revenues of each of the purchaser and the seller and all such transactions are in the ordinary course of business. Some such transactions are continuing and it is anticipated that similar transactions will occur from time to time. The spouse of Mrs. Kullman, Chair and Chief Executive Officer, was Director – Corporate Marketing at DuPont and received total compensation in 2012 valued at $336,000 which was commensurate with that of his peers.

Communications with the Board and Directors

Stockholders and other parties interested in communicating directly with the Board, Chair, Lead Director or other outside director may do so by writing in care of the Corporate Secretary, DuPont Company, 1007 Market Street, D9058, Wilmington, DE 19898. The Board's independent directors have approved procedures for handling correspondence received by the Company and addressed to the Board, Chair, Lead Director or other outside director. Concerns relating to accounting, internal controls, auditing or ethical matters are immediately brought to the attention of the Company's internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters, which include an anonymous toll-free hotline (1-800-476-3016) and a website through which to report issues (https://reportanissue.com/dupont/welcome).

Leadership Structure of the Board

The positions of Chair of the Board and CEO are held by the same person, except in specific circumstances. The Board appreciates that any advantages gained by having a single CEO/Chair must be weighed against any associated independence concerns, and has implemented adequate safeguards to address such concerns. Following last year's vote on an independent chair proposal, the Board adopted an independent Lead Director structure consistent with the principles of the ISS. This leadership structure gives the Company the benefit of a combined Chair/CEO balanced by a strong independent Lead Director. The Chair of the Corporate Governance Committee currently serves as Lead Director. Beginning in 2013, the independent Lead Director shall be elected annually by the independent Board members. The Lead Director shall serve for at least one year and shall have the following responsibilities:

•
presides at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;
•
serves as liaison between the Chair and the independent directors;
•
reviews and approves information sent to the Board;
•
reviews and approves meeting agendas for the Board;
•
reviews and approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•
has the authority to call meetings of the independent directors;
•
if requested by major shareholders, ensures that he or she is available for consultation and direct communication.

Regularly scheduled Board meetings include a session of all directors and the CEO. Each director is an equal participant in each decision made by the full Board. In addition, the Board meets in regularly scheduled executive sessions without the participation of the CEO or other senior executives.

Ten of the Board's eleven directors are independent directors in accordance with the standards of independence of the New York Stock Exchange and as described in the Corporate Governance Guidelines. The Corporate Governance Committee as well as the Board annually reviews relationships that directors may have with the Company to make a determination of whether there are any material relationships that would preclude a director from being independent.

All members of the Audit, Compensation and Corporate Governance Committees are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards. The Board and each Committee undertake an annual self-evaluation of performance with a particular focus on overall effectiveness. The Corporate Governance Committee is responsible for overseeing the self-evaluation process. Through an annual process overseen and coordinated by the Compensation Committee, independent directors evaluate the CEO's performance and set the CEO's compensation.

Finally, all directors have access to the Company's management. As necessary and appropriate, the Board and its Committees may also retain outside legal, financial or other advisors.

Board's Role in the Oversight of Risk Management

The Board has an active role, directly and through the Board's committee structure, in the oversight of the Company's risk management efforts. It identifies the set of key risks to be monitored by the Board on a recurring basis, and regularly reviews and discusses with members of management information regarding the Company's business disruption, economic, environmental, legal, process safety, regulatory, reputational, strategic, technological and other risks, their potential impact, and the Company's risk mitigation efforts. Each Board committee plays a key role in overseeing the Company's management of risks that are within the committee's area of focus.

By way of example: The Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation practices. The Audit Committee oversees management of accounting, auditing, external reporting and internal control risks. The Corporate Governance Committee addresses risks associated with director independence and potential conflicts of interest. The Environmental Policy Committee focuses on risks associated with emerging regulatory developments related to the environment. The Science and Technology Committee considers key research and development initiatives and the risks related to those programs.

Although each committee is responsible for overseeing the management of certain risks, the full Board is regularly informed by its committees about such risks. This enables the Board and its committees to coordinate risk oversight and the relationships among the various risks.

 Restrictions on Certain Types of Transactions

During 2012, the Company adopted a policy that prohibits directors and officers from engaging in the following types of transactions with respect to the Company's stock: (i) short-term trading; (ii) short sales; (iii) hedging transactions; and (iv) margin accounts and pledging securities. The Company's policy also strongly recommends that all other employees refrain from entering into these types of transactions.

Board's Consideration of Diversity

The Board does not have a formal policy with respect to diversity. However, the Board and the Corporate Governance Committee each believe that it is essential that the Board members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of the Company's stockholders. See Corporate Governance Guidelines, page 3, under "Qualifications" and the Director Nomination Process at Appendix A.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics for Directors with provisions specifically applicable to directors. In addition, the Company has a Code of Conduct applicable to all employees of the Company, including executive officers, and a Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller. The Code of Business Conduct and Ethics for the DuPont Board of Directors, the DuPont Code of Conduct, and Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller are available on the Company's website (www.dupont.com) under Investor Center, Corporate Governance. Copies of these documents may also be obtained free of charge by writing to the Corporate Secretary.

Office of the Chief Executive

The Office of the Chief Executive (OCE) has responsibility for the overall direction and operations of all the businesses of the Company and broad corporate responsibility in such areas as corporate financial performance, environmental leadership and safety, development of global talent, research and development and global effectiveness. All members are executive officers.

Audit Committee Report

The Audit Committee of the Board of Directors (the "Committee") assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company's internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter adopted by the Board and last amended effective December 4, 2012. The Charter is available on the Company's website (www.dupont.com) under Investor Center, Corporate Governance.

The Committee is comprised of five directors, all of whom meet the standards of independence adopted by the New York Stock Exchange and the Securities and Exchange Commission. Subject to stockholder ratification, the Committee appoints the Company's independent registered public accounting firm. The Committee approves in advance all services to be performed by the Company's independent registered public accounting firm in accordance with the Committee's Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm. A summary of the Policy is included with this Proxy Statement as part of the proposal seeking ratification of the independent registered public accounting firm.

Management is responsible for the Company's financial statements and reporting process, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of the Company's internal control over financial reporting. PricewaterhouseCoopers LLP ("PwC"), the Company's independent registered public accounting firm, is responsible for auditing the Company's Consolidated Financial Statements and for assessing the effectiveness of internal control over financial reporting. The Committee has reviewed and discussed the Company's 2012 Annual Report on Form 10-K, including the audited Consolidated Financial Statements of the Company and Management's Report on Internal Control over Financial Reporting, for the year ended December 31, 2012 with management and with representatives of PwC.

The Committee has also discussed with PwC matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Committee has received from PwC the letter and written disclosures required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with PwC its independence.

The Committee has considered whether the provision to the Company by PwC of limited non-audit services is compatible with maintaining the independence of PwC. The Committee has satisfied itself as to the independence of PwC.

Based on the Committee's review of the audited Consolidated Financial Statements of the Company, and on the Committee's discussions with management of the Company and with PwC, the Committee recommended to the Board of Directors that the audited Consolidated Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

  AUDIT COMMITTEE

  Eleuthère I. du Pont, Chair
  Lamberto Andreotti
  Robert A. Brown
  Marillyn A. Hewson
  Lee M. Thomas

Directors' Compensation

Nonemployee directors receive compensation for Board service, which is designed to fairly compensate them for their Board responsibilities and align their interests with the long-term interests of stockholders.

The Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors' compensation. The process for setting director pay is guided by the following principles:

•
Transparency

–
Director compensation is reviewed annually by the Compensation Committee, with recommendation to the full Board which approves changes to director pay.

–
Details of director compensation are disclosed in the proxy statement annually.

•
Fair and competitive compensation that aligns director behavior with the best interests of stockholders

–
A significant portion of the annual retainer is paid in restricted stock units which, with respect to grants made in 2012, must be held until retirement. For grants prior to 2012, the restrictions lapse over a three-year period.

–
Stock Ownership Guidelines exist to encourage ownership. See section on Stock Ownership Guidelines for additional information.

–
DuPont's goal is to assure competitive levels of director pay, reflective of the significant time commitment expected, through a director compensation program built upon an annual retainer.

–
Directors must act in the best interests of the Company and its stockholders. DuPont's Stock Ownership Guidelines and use of restricted stock units support and reinforce this commitment.

–
Director compensation is monitored closely against Market trends and external practices, as well as against changes at the Peer Group companies. "Market" and "Peer Group" are defined on page 28.

With the assistance of Frederic W. Cook & Co., Inc., the independent compensation consultant retained by the Compensation Committee, the Committee closely monitors trends in director compensation in the marketplace. The compensation program for nonemployee directors for 2012 and 2013 is described in detail in the chart below:

Compensation Element	2012	2013

Annual Retainer (TOTAL)	$230,000	$230,000

Cash Retainer	$100,000	$100,000

Equity Retainer	$130,000 — delivered in the form of 2,520 Time-Vested Restricted Stock Units	$130,000
	Granted February 6, 2012; provide for dividend equivalent units; restrictions lapse at separation from service; payable in stock	Will be delivered concurrent with 2013 Annual Meeting; provide for dividend equivalent units; restrictions lapse restrictions lapse at separation from service; payable in stock

Annual Committee Chair Fee	All Committee Chairs $20,000	All Committee Chairs $20,000

Stock Ownership Guideline	Time-Vested Restricted Stock Units required to be held until retirement	Time-Vested Restricted Stock Units required to be held until retirement

The Company does not pay meeting fees, but does pay for or reimburse directors for reasonable travel expenses related to attending Board, committee, educational, and Company business meetings. Details regarding total director compensation for 2012 are reflected in the table below. E. J. Kullman, Chair of the Board, receives no additional compensation for her service as a director.

2012 DIRECTORS' COMPENSATION

Name	Fees Earned Or Paid In Cash(1)	Stock Awards(2)	Change In Pension Value And Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total

L. Andreotti	$66,667	$108,334		$200	$175,201
R. H. Brown	100,000	130,486	$183	63,030	293,699
R. A. Brown	120,000	130,486		63,446	313,932
B. P. Collomb	113,333	130,486		61,462	305,281
C. J. Crawford	100,000	130,486	24,586	63,241	318,313
A. M. Cutler	120,000	130,486		63,482	313,968
E. I. du Pont	120,000	130,486		56,367	306,853
M. A. Hewson	100,000	130,486		62,489	292,975
L. D. Juliber	120,000	130,486	24,534	63,119	338,139
L. M. Thomas	100,000	130,486		300	230,786
Former Director
W. K. Reilly	40,000	130,486	18	59,424	229,928

(1)
The term of office for directors who are elected at the Company's Annual Meeting of Stockholders begins immediately following the election and ends upon the election of directors at the annual meeting held the following year. In addition to the annual cash retainer, the amount in this column includes committee chair fees (a full year for R. A. Brown, A. M. Cutler, E. I. du Pont, and L. D. Juliber and eight months for B. P. Collomb). W. K. Reilly retired from the Board after last year's meeting. His amount represents four months of annual cash retainer plus four months of committee chair fees. L. Andreotti joined our Board at last year's meeting and his amount represents eight months of the annual retainer.

(2)
Represents the grant date fair value of the annual equity retainer, which was delivered in the form of 2,520 time-vested restricted stock units ("RSUs"). For L. Andreotti, the amount represents the grant date fair value of 2,210 RSUs issued in connection with his election to the Board at last year's Annual Meeting. The grant date fair values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation — Stock Compensation ("FASB ASC Topic 718"). RSUs granted to W. K. Reilly during 2012 were forfeited upon his retirement from the Board of Directors on April 25, 2012.

Outstanding equity awards for individual directors are noted below:

Name	Outstanding Stock Awards at December 31, 2012(a)	Outstanding Option Awards at December 31, 2012

L. Andreotti	2,251	—
R. H. Brown	5,681	—
R. A. Brown	5,681	—
B. P. Collomb	5,681	—
C. J. Crawford	5,681	5,700
A. M. Cutler	5,681	—
E. I. du Pont	5,681	—
M. A. Hewson	5,681	—
L. D. Juliber	5,681	5,700
W. K. Reilly	3,072	—
L. M. Thomas	2,927	—

(a)
Includes dividend equivalent units. Does not include deferred units.

(3)
This column reports (i) the estimated change in the actuarial present value of a director's accumulated pension benefits under the Company's discontinued retirement income plan for nonemployee directors and (ii) above-market earnings on nonqualified deferred compensation balances. The interest rate used to credit earnings on deferrals under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors is the 30-year Treasury rate. Above-market earnings were as follows: R. H. Brown: $183, C. J. Crawford: $1,204, L. D. Juliber: $174, and W. K. Reilly: $18.

(4)
Includes Company-paid accidental death and disability insurance premiums ($300 per director) and accruals made in 2012 for nonemployee directors under the discontinued Directors' Charitable Gift Plan. For more information on the Directors' Charitable Gift Plan, see the narrative discussion below.

Stock Ownership Guidelines

Our stock ownership guidelines require directors to hold until retirement all annual equity awards granted after 2011. Stock ownership guidelines prior to 2012 required each nonemployee director to hold DuPont Common Stock equal to a multiple of two times the full Annual Retainer. Directors had up to five years from date of election to achieve the required ownership.

Deferred Compensation

Under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors, a director may defer all or part of the Board retainer and committee chair fees in cash or stock units until retirement as a director or until a specified year after retirement. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. This deferred compensation is an unsecured obligation of the Company.

As part of the retention requirements, equity grants will be held until retirement. However, a director may defer payments beyond retirement.

Retirement Income Plan

The Company's retirement income plan for nonemployee directors was discontinued in 1998. Nonemployee directors who began their service on the Board before the plan's elimination continue to be eligible to receive benefits under the plan. Annual benefits payable under the plan equal one-half of the annual Board retainer (up to $85,000 and exclusive of any committee compensation and stock, RSU or option grants) in effect at the director's retirement. Benefits are payable for the lesser of life or ten years.

Directors' Charitable Gift Plan

In October 2008, the Company discontinued its Charitable Gift Plan with respect to future directors. The Directors' Charitable Gift Plan was established in 1993. After the death of a director, the Company will donate five consecutive annual installments of up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by the Company.

A director is fully vested in the plan after five years of service as a director or upon death or disability. The plan is unfunded; the Company does not purchase insurance policies to satisfy its obligations under the plan. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax-deductible donations accrue solely to the benefit of the Company. Employee directors may participate in the plan if they make a required annual contribution.

Accidental Death and Disability Insurance

The Company maintains $300,000 accidental death and disability insurance on nonemployee directors.

1 — ELECTION OF DIRECTORS

The eleven nominees for election as directors are identified on pages 17 through 21. All nominees are now members of the Board of Directors.

The Board has determined that, except for E. J. Kullman, Chair and Chief Executive Officer, each of the nominees and each other person who served as director during 2012 is or was, as the case may be, independent within the independence requirements of the New York Stock Exchange listing standards and in accordance with the Guidelines for Determining the Independence of DuPont Directors set forth in the Board's Corporate Governance Guidelines. See pages 3-7.

The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate following recommendation by the Corporate Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy.

The Board's Corporate Governance Guidelines describe qualifications for directors. Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; and business acumen. Leadership skills, scientific or technological expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibility.

When considering candidates for nomination, the Corporate Governance Committee takes into account these factors to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interest of all stockholders. The Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to the Company.

The following material contains information concerning the nominees, including their period of service as a director, their recent employment, other directorships, including those held during the past five years with a public company or registered investment company, and age as of the 2013 Annual Meeting.

LAMBERTO ANDREOTTI, 62                                                 Director since April 2012

Chief Executive Officer, since May 2010, of Bristol-Myers Squibb Company, a global biopharmaceutical company. He formerly served as chief operating officer from March 2008 to May 2010, and executive vice president of Bristol-Myers Squibb and president of Worldwide Pharmaceuticals, a division of Bristol-Myers Squibb, from September 2005 until March 2008. Mr. Andreotti is also on the board of directors for Bristol-Myers Squibb (since 2009). He has also held roles with other pharmaceutical companies, including Farmitalia Carlo Erba and Pharmacia. Mr. Andreotti serves on the board of directors of PhRMA — Pharmaceutical and Research Manufacturers of America. He formerly served as a Vice Chairman of Mead-Johnson Nutrition Company (2009).

As Chief Executive Officer of Bristol-Myers Squibb, Mr. Andreotti has a strong track record of leading a science and technology-based corporation and offers significant insight to the Board in the areas of innovation, global business, corporate governance and investor relations. He also provides the Board with a broad perspective on human resources, finance, marketing and government relations from his experience in various senior leadership roles with Bristol-Myers Squibb.

RICHARD H. BROWN, 65                                                 Director since 2001

Former chairman and chief executive officer of Electronic Data Systems Corporation, a leading global services company. Mr. Brown is Chairman of the Board of Directors of Browz Group, LC and a trustee of Command and General Staff College Foundation, Inc. He is a former member of The Business Council, The Business Roundtable, U.S.-Japan Business Council, the French-American Business Council, the President's Advisory Committee on Trade and Policy Negotiations and the President's National Security Telecommunications Advisory Committee.

From his experiences as the chief executive officer and chairman of the board of several large public companies, and his role on the compensation and governance committees of others, Mr. Brown offers the Board important global insights in the areas of international business management, corporate governance, human resources, information technology and investor relations.

ROBERT A. BROWN, 61                                                 Director since 2007

President of Boston University since September 2005. He previously was provost and professor of chemical engineering at the Massachusetts Institute of Technology from July 1998 through July 2005. Dr. Brown is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, the National Academy of Engineering and a former member of the President's Council of Advisors on Science and Technology. He is a trustee of the University Research Association, and is a member of the Council on Competitiveness. Dr. Brown is chairman of the Academic Research Council of the Ministry of Education of the Republic of Singapore, and also serves on the Research Innovation and Enterprise Council chaired by the Prime Minister of Singapore.

With his science and engineering background and from his positions at Boston University and the Massachusetts Institute of Technology, Dr. Brown provides the Board with an invaluable science and technology perspective combined with senior management capabilities.

BERTRAND P. COLLOMB, 70                                                 Director since 2007

Former chairman, from 1989 to 2007, and chief executive officer, from 1989 to 2004, of Lafarge, a global manufacturer of building materials, headquartered in Paris, France. He is also a director of Total and ATCO Ltd. (both since 2000). Mr. Collomb is Chairman of the French Institute for Science and Technology (IHEST). He is founder of the Center for Management Research at the Ecole Polytechnique and a member of the Institut de France, as Chairman of the Academie des Sciences Morales et Politiques. Mr. Collomb is also a director of ClimateWorks Foundation. He is a former chairman of the World Business Council for Sustainable Development.

Mr. Collomb gives the Board significant insight in the areas of global business, environmental management and corporate governance from his experience as chair and chief executive officer of Lafarge (a leader in environmental management), and his positions on other boards, including as chair of the World Business Council for Sustainable Development. Mr. Collomb also has important non-governmental organization ("NGO") experience to share with the Board from his role as chair of

CURTIS J. CRAWFORD, 65                                                 Director since 1998

President and Chief Executive Officer, since June 2003, of XCEO, Inc., a consulting firm specializing in leadership and corporate governance, and author of three books on these subjects. He formerly served as president and chief executive officer of Onix Microsystems, Inc. Dr. Crawford is a director of Xylem Corporation (since 2011) and ON Semiconductor Corporation (since 1999). He also serves as a trustee of DePaul University. Dr. Crawford formerly served as a director of Agilysis, Inc. (2005-2008) and ITT Corporation (1996-2011).

Through his senior leadership roles in the technology sector, Dr. Crawford provides the Board with expertise in the areas of information technology, research and development, finance, new business development, marketing and manufacturing. As president and chief executive officer of a consulting firm, Dr. Crawford offers unique perspectives on governance and organizational effectiveness.

ALEXANDER M. CUTLER, 61                                                 Director since 2008

Chairman and Chief Executive Officer, since 2000, of Eaton, a global diversified industrial manufacturer. He formerly served as Eaton's president and chief operating officer, executive vice president and chief operating officer-Controls and executive vice president-Operations. He serves on the boards of KeyCorp (since 2000), The Electrical Manufacturers Club, The Greater Cleveland Partnership, United Way Services of Greater Cleveland, and the Musical Arts Association. He also chairs the Corporate Governance Committee of The Business Roundtable and is a member of The Business Council.

As Chair and CEO of a Fortune 200 company, Mr. Cutler gives the Board a wealth of global business management, finance, investor relations and marketing experience in a multinational manufacturing company. Through his other board roles and his position as Chair of The Business Roundtable Corporate Governance Committee, Mr. Cutler also provides the Board with important insights in the areas of corporate governance and government relations.

ELEUTHÈRE I. DU PONT, 46                                                 Director since 2006

President, since 2008, of the Longwood Foundation, a private foundation principally supporting charitable organizations. In 2007 and 2008, he served as senior vice president, operations and chief financial officer of drugstore.com, a leading online provider of health, beauty, vision and pharmacy products. Prior to that, Mr. du Pont served as president and chief financial officer of Wawa, Inc., a chain of food markets in the mid-Atlantic region with sales of $5 billion.

From his experiences as president and chief financial officer, Mr. du Pont brings to the Board expertise on corporate governance, accounting, finance, information technology, investment management, investor relations and procurement. He also brings a unique perspective from his roles leading safety, supply chain and operations.

MARILLYN A. HEWSON, 59                                                 Director since 2007

Chief Executive Officer and President, since January 2013, of Lockheed Martin Corporation, a leader in providing advanced technology products, services and systems integration solutions to defense, civil and commercial customers worldwide. She formerly served as president and chief operating officer of Lockheed Martin from November 2012 through December 2012, executive vice president, Electronic Systems, Lockheed Martin Corporation from January 2010 to December 2012, president, Lockheed Martin Systems Integration-Owego from September 2008 through December 2009, and executive vice president, global sustainment for Lockheed Martin Aeronautics Company from April 2007 to August 2008. Prior to that, Ms. Hewson was president, Kelly Aviation Center L.P. Ms. Hewson is also a director of Lockheed Martin Corporation (since November 2012). She is chair of the Sandia Corporation Board of Directors. Ms. Hewson also serves on the Association of the United States Army Council of Trustees and the University of Alabama's Culverhouse College of Commerce and Business Administration Board of Visitors.

Through experiences gained in senior leadership roles at Lockheed Martin, Ms. Hewson provides to the Board broad insight and knowledge on global business management, human resources, finance, supply chain, leveraged services, internal audit and government contracting. In addition, Ms. Hewson offers expertise in government relations.

LOIS D. JULIBER, 64                                                 Director since 1995

Retired vice chairman, a position she held from July 2004 to March 2005, of Colgate-Palmolive Company, the principal business of which is the production and marketing of consumer products. Ms. Juliber was chief operating officer of
Colgate-Palmolive from 2000 to 2004. She formerly served as executive vice president-Developed Markets, president, Colgate-Palmolive North America and chief technological officer of Colgate-Palmolive. Ms. Juliber is a director of Mondelez International, formerly Kraft Foods Inc. (since 2007). She also serves as Chairman of the MasterCard Foundation and is a Trustee Emeritae of Wellesley College. Ms. Juliber formerly served as a director of Goldman Sachs (2004-2012).

Ms. Juliber brings deep and broad global advertising, consulting, finance, human resources, management, consumer products marketing and new business development expertise to the Board from her roles as vice-chair, chief operating officer and chief technological officer at Colgate-Palmolive. In addition, Ms. Juliber provides important audit and governance knowledge from her experiences at Colgate-Palmolive, and her service on the boards of other multinational corporations and nonprofit organizations.

ELLEN J. KULLMAN, 57                                                 Director since 2008

Chair, since January 2010, and Chief Executive Officer of DuPont since January 2009. Mrs. Kullman served as president of DuPont from October 2008 to December 2008. From June 2006 through September 2008, she served as executive vice president. Prior to that, Mrs. Kullman was group vice president-DuPont Safety & Protection. She is a member of the US-China Business Council, the US-India CEO Forum, and the executive committee of the Business Council. Mrs. Kullman also chairs the executive committee of SCI-America. She is also a member of the board of directors of Catalyst and the board of directors of Change the Equation. She is co-chair of the National Academy of Engineering Committee on Changing the Conversation: From Research to Action. Mrs. Kullman is a director of United Technologies Corporation (since 2011). She is a member of the board of trustees of Tufts University and serves on the board of overseers at Tufts University School of Engineering. Mrs. Kullman formerly served as a director of General Motors Company (2004-2008).

As Chief Executive Officer of the Company, Mrs. Kullman is best suited to ensure that critical business issues are brought before the Board, enhancing the Board's ability to consider, evaluate and maintain oversight over business strategies and the Company's risk management efforts. The Board believes that the Company is typically best served by combining the role of Chair and Chief Executive Officer. For a discussion of the Board's leadership structure, refer to page 10 of this Proxy Statement.

LEE M. THOMAS, 68                                                 Director since 2011

Retired chairman (June 2007-March 2012) and chief executive officer (March 2007-January 2012), of Rayonier Inc., a global forest products company. He was also president of Rayonier from June 2006 through August 2010. Previously, Mr. Thomas was president and chief operating officer of Georgia-Pacific Corp. Prior to joining Georgia-Pacific, he was chairman/CEO of Law Companies Environmental Group Inc., and administrator of the U.S. Environmental Protection Agency. Mr. Thomas also serves on the boards of Airgas Inc. (since 1998), the Regal Entertainment Group (since 2006) and the World Resources Institute.

From his experiences as president/CEO of two public companies, Mr. Thomas provides the Board with a deep understanding of corporate governance, finance, global business and investor relations. He also offers the Board key insights on government relations and environmental management from his tenure as administrator of the Environmental Protection Agency and his senior leadership roles. He brings to the Board valuable organizational management skills through his experiences as an independent consultant and as CEO of a consulting firm.

Ownership of Company Stock

Set forth below is certain information, as of December 31, 2012, concerning beneficial owners known to DuPont of more than five percent of DuPont's outstanding Common Stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding

Blackrock, Inc. 40 East 52nd Street New York, NY 10022	59,317,304(1)	6.36(1)

(1)
Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2013, Blackrock, Inc. ("Blackrock") reported aggregate beneficial ownership of approximately 6.36%, or 59,317,304 shares, of DuPont Common Stock as of December 31, 2012. Blackrock reported that it possessed sole voting power and sole dispositive power over 59,317,304 shares. Blackrock also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

The following table includes shares of DuPont Common Stock beneficially owned by each director and nominee, by each executive officer named in the 2012 Summary Compensation Table on page 38 of this Proxy Statement and by all directors and executive officers as a group as of December 31, 2012. Under rules of the Securities and Exchange Commission, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual's benefit.

	Amount and Nature of Beneficial Ownership (Number of Shares)

Name	Direct(1)	Indirect(2)	Right to Acquire(3)	Percent of Class(4)

L. Andreotti	0	0	2,251

J. C. Borel	75,882	12,000	456,341

R. H. Brown	0	0	41,388

R. A. Brown	0	110	17,290

B. P. Collomb	9,751	0	10,645

T. M. Connelly, Jr.	43,570	27,973	644,259

C. J. Crawford	150	235	39,506

A. M. Cutler	5,000	0	30,481

E. I. du Pont	769	1,361	17,290

N. C. Fanandakis	48,105	0	200,160

M. A. Hewson	2,000	0	27,537

L. D. Juliber	0	600	55,188

E. J. Kullman	300,107	8,740	1,576,180

L. M. Thomas	6,254	2,000	2,609

M. P. Vergnano	68,869	0	323,118

Directors and Executive Officers as a Group	596,844	53,430	3,554,229	0.44%

(1)
These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account.

(2)
This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power, and shares held under the DuPont Retirement Savings Plan.

(3)
This column includes shares which directors and executive officers had a right to acquire beneficial ownership of within 60 days from December 31, 2012, through the exercise of stock options or through the conversion of restricted stock units or deferred stock units granted or held under DuPont's equity-based compensation plans.

(4)
Unless otherwise indicated, beneficial ownership of any named individual does not exceed 0.21% of the outstanding shares of the class.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers are required to file reports of ownership and changes in ownership of DuPont Common Stock with the Securities and Exchange Commission. In 2012, two reports for B. P. Collomb covering one transaction each were filed late because of administrative error.

Compensation Committee Interlocks and Insider Participation

No individual who served on the Compensation Committee in 2012 was at any time during the year an officer or employee of DuPont or any of the Company's subsidiaries nor was any such person a former officer of DuPont or any of the Company's subsidiaries. No individual who served on the Compensation Committee in 2012 had any relationship requiring disclosure under the Securities and Exchange Commission's rules for disclosure of related party transactions. In addition, no member of the Board of Directors is an executive officer of another entity at which one of the Company's executive officers serves on the board of directors.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis ("CD&A") section included in this Proxy Statement.

The Compensation Committee has also reviewed and discussed the CD&A with management.

Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and in this Proxy Statement.

The members of the Compensation Committee of the Board of Directors have provided this report.

                 COMPENSATION COMMITTEE

                 Lois D. Juliber, Chair
                 Richard H. Brown
                 Curtis J. Crawford
                 Alexander M. Cutler
                 Marillyn A. Hewson

Compensation Discussion and Analysis (CD&A)

Executive Compensation Philosophy and Core Principles

DuPont (referred to throughout this CD&A as "Company", "we" or "our") is a science company. We work collaboratively to find sustainable, innovative, market-driven solutions to solve some of the world's biggest challenges, making lives better, safer, and healthier for people everywhere. The executive compensation programs at DuPont are designed to attract, motivate, reward and retain the high quality executives necessary for Company leadership and accomplishment of our strategies. The following principles guide the design and administration of those compensation programs:

  •
  There should be a strong link between pay and performance.

  •
  Executives' interests should be aligned with stockholders' interests.

  •
  Programs should reinforce business strategies and drive long-term sustained stockholder value.

Our Performance in 2012

In 2012, we continued to transform our business profile as we experienced challenging market conditions in a few of our businesses.

  •
  Our earnings were down about 6 percent(1) on weakness in the titanium dioxide and photovoltaics markets, which offset the strong performance of our Agriculture segment and Polymers business.

  •
  Our strategic moves built on our scientific strengths and increased our growth in higher margin businesses as we continued to reshape our portfolio.

  –
  We acquired our partner's 28 percent interest in Solae, a soy protein food ingredients leader. This investment in Solae, along with the acquisition of Danisco in 2011, significantly added to our leadership position in food ingredients.

  –
  We agreed to sell DuPont Performance Coatings for $4.9 billion cash. The sale was completed in February of this year. Proceeds will be used to buy back $1 billion of DuPont common stock and strengthen our balance sheet.

  •
  We continued to achieve productivity goals and advance productivity initiatives.

  –
  Fixed cost and working capital productivity benefits were each about $400 million, surpassing our $300 million targets.

  –
  We announced a restructuring program in 2012 that will result in pre-tax cost savings of approximately $300 million in 2013 increasing to $450 million annually in subsequent years.

  •
  We expanded into new geographies and successfully launched new products in key markets.

  –
  About 29 percent of sales came from products that were introduced in the past four years.

  –
  Sales in developing markets(2) were up 6 percent and represented 34 percent of Company sales.

(1)
As used in the summary above and the graph that follows, actual 2012 earnings growth is based on earnings per share excluding significant items, which is a non-GAAP measure. Refer to Appendix B for detailed reconciliation of these measures to the most directly comparable GAAP measures.
(2)
Developing markets include China, India and countries located in Latin America, Eastern and Central Europe, Middle East, Africa and Southeast Asia.

 Summary of 2012 Compensation Actions

Pay actions for our Named Executive Officers ("NEOs") in 2012 reflected our Company performance.

2012 Short-Term Performance and Incentive Compensation

•

Revenue growth was 3%; Earnings per Share ("EPS") growth was negative 6%; TSR was 1.8%.

•

Our performance resulted in a 27 point decrease in the NEO average short-term (annual) incentive payout factor (113% of target in 2011 to 86% of target in 2012).

•

Short-term (annual) incentive awards for NEOs averaged 86% of target and aligned with our overall performance as illustrated in the chart.

Long-Term Performance and Incentive Compensation

•

Performance-based restricted stock units ("PSUs") for the 2010 to 2012 performance period were paid out at 200 percent of target and reflected strong performance in three-year revenue growth and three-year TSR relative to our Peer Group.

•

33% revenue growth vs. 14% Peer Group median, or 89th percentile rank

•

50% TSR vs. 25% Peer Group median, or 89th percentile rank

•

Top quartile performance in TSR and Revenue Growth over the three-year performance period resulted in a payout at 200% of target.

Individual Performance

Each year, the full Board conducts a review of the Chief Executive Officer's performance. In addition, the Chief Executive Officer ("CEO") provides the Compensation Committee ("Committee") with an assessment of performance for each of the NEOs. In addition to the financial performance and overall company performance mentioned on the prior pages, the assessment of individual performance takes into account a number of quantitative and qualitative factors such as attainment of key strategic growth goals, specific revenue and earnings goals for each business, achievement of fixed cost reduction targets, and successful acquisitions/divestitures and integration efforts. In assessing each NEO's individual performance for 2012, the Board and Committee considered the following:

•
E. J. Kullman

–
Provided clear direction on Company strategy, ensuring focus on key opportunities with capacity to deliver sustained future growth
–
Led integration of Danisco and divestiture of DuPont Performance Coatings
–
Strengthened the Company's talent initiatives — improving diversity, enhancing company-wide leadership, and defining a clear strategy on talent identification, acquisition, leadership development, and succession planning

•
N. C. Fanandakis

–
Delivered improved margins, increased cash, reduced debt and a strong balance sheet positioning the Company to take advantage of future growth opportunities
–
Drove strategic realignment of the portfolio and reduction of fixed cost infrastructure
–
Achieved outstanding value for shareholders in divestiture of DuPont Performance Coatings

•
T. M. Connelly, Jr.

–
Continued to drive growth outside of U.S. region, establishing people leadership and infrastructure to support sustained expansion in developing markets
–
Lead Company's efforts to better measure its innovation expenditures
–
Successfully delivered synergies in Industrial Biosciences in connection with the Danisco acquisition, while positioning the business for future growth

•
M. P. Vergnano

–
Drove development of the Company's advanced materials strategy
–
Acted swiftly to improve declining performance in uncertain market conditions
–
Improved sustainability presence, including placement in the Dow Jones North America Sustainability Index and Carbon Disclosure Index

•
J. C. Borel

–
Drove strong revenue and profit growth in Agriculture and Nutrition & Health segments
–
Successfully delivered synergies in Nutrition & Health and led acquisition of minority interest in Solae
–
Established DuPont's position as thought leader in public dialogue on challenges associated with feeding the growing population, including through the Food Security Index

Total 2012 NEO Compensation

The Company and individual performance outlined above resulted in total NEO compensation for 2012 as shown in the table that follows. This table is not intended to be a substitute for the Summary Compensation Table ("SCT") or Grants of Plan-Based Awards Table ("GPBAT"). Base salary is shown as of December 31, 2012. Short-term Incentive program ("STIP") awards and Long-term Incentive ("LTI") awards for 2012 are reflected in the SCT and GPBAT. The value of LTI awards reflected in this table differs from the value of equity awards shown in the SCT and GPBAT because those tables reflect the probable outcome of the performance conditions for PSUs. The LTI amounts shown in this table value PSUs at the closing price of DuPont Common Stock on the date of grant, and reflect the value the Committee considered when making LTI awards for 2012.

Name	2012 Base Salary	2012 Final STIP	2012 LTI		Total Direct Compensation	2012 TDC % vs 2011 TDC

E. J. Kullman	$1,400,000	$1,915,000	$8,500,000		$11,815,000	4%
N. C. Fanandakis	673,000	522,000	1,694,000	*	2,889,000	0%
T. M. Connelly, Jr.	776,000	617,000	1,966,500		3,359,500	-2%
M. P. Vergnano	675,000	498,000	1,778,700		2,951,700	2%
J. C. Borel	677,500	510,000	1,694,000		2,881,500	-1%

TOTAL	4,201,500	4,062,000	15,633,200		23,896,700

*
As disclosed in our 2012 Annual Meeting Proxy Statement, Mr. Fanandakis received an additional retention award in February 2012 of $2,590,000 million. The amount reflected in the table above does not include this additional grant.

Consideration of Say on Pay Results

Last year, our shareholders were given the opportunity to participate in an advisory, or non-binding, vote on the compensation of our NEOs, as disclosed in the proxy statement. More than 95% of shareholders approved the compensation of our NEOs. In consideration of the overwhelming support expressed by shareholders, the Committee felt that no fundamental changes to our executive compensation programs were necessary. However, in its ongoing efforts to improve transparency and strengthen the link between pay and performance, the Committee made the following incremental design improvements to our executive compensation programs for 2013:

  •
  Changed STIP performance ranges — narrowed the performance ranges to be more consistent with competitive practice.

  •
  Changed STIP leverage — changed the payout slopes for EPS, After-Tax Operating Income, Cash Flow from Operations and Revenue.

  •
  Revised the 2013 LTI mix to 40% PSUs, 30% stock options and 30% time-vested restricted stock units ("RSUs").

Determining Executive Compensation

An important aspect of the Compensation Committee's annual work relates to the determination of compensation for the Company's NEOs and other Section 16 officers. The NEOs are the Company's Chair and CEO, Chief Financial Officer and the three other most highly compensated executive officers.

In 2012, the Committee retained Frederic W. Cook & Co., Inc. ("Cook") to serve as an independent compensation consultant to the Committee on executive compensation matters. Cook performs work at the direction and under the supervision of the Committee, and provides no services to DuPont other than those for the Committee.

Summarized in the table below are responsibilities for executive compensation.

Compensation Committee	• Determines executive compensation philosophy
• Approves incentive compensation programs and target STIP and PSU performance expectations
• Approves all compensation actions for the executive officers, other than the CEO, including base salary, target and actual STIP, equity grants, and target and actual PSU awards
• Recommends to the full Board pay actions for the CEO, including base salary, target and actual STIP, equity grant, and target and actual PSU award

Independent Board Members	• Assess performance of the CEO
• Approve all compensation actions for the CEO including base salary, target and actual STIP, equity grant, and target and actual PSU award

Committee Consultant — Cook	• Provides advice, research and analytical services on a variety of subjects, including compensation of executive officers, nonemployee director compensation, and executive compensation trends
• Participates in meetings as requested and communicates with the Chair of the Committee between meetings

CEO	• Provides a performance assessment of the executive officers
• Recommends compensation targets and actual awards for the executive officers
• Recommends performance targets for the STIP and PSU programs

In addition to Company and individual performance, the Committee considers a broad number of facts and circumstances in finalizing executive officer pay decisions, including competitive analysis, pay equity multiples, and tally sheets.

Competitive Analysis

To ensure a complete and robust picture of the overall compensation environment and consistent comparisons for the CEO and other NEOs, compensation is assessed primarily against published compensation surveys that represent large companies with median revenue comparable to DuPont's ("Market"), including surveys by Towers Watson, Mercer and Aon Hewitt.

We also use a select group of peer companies ("Peer Group") to:

  •
  benchmark pay design (mix, performance criteria, etc.);

  •
  measure financial performance for the PSU program; and

  •
  test the link between pay and performance.

Because of the smaller number of companies, we periodically find volatility in Peer Group compensation levels year over year. Therefore, we use Market survey information as the primary source of competitive data. Peer Group compensation data is used only for the CEO and only as a secondary data point as described above.

The Peer Group reflects the diverse industries in which we operate, represents the multiple markets in which we compete — including markets for executive talent, customers and capital — and is comprised of large U.S. and European companies with a strong scientific focus and/or research intensity and a significant international presence.

To help guide the selection process in an objective manner, the Committee established the following criteria for Peer Group companies:

  •
  Publicly traded U.S. companies and European companies traded on the NYSE to facilitate pay design and performance comparisons

  •
  Direct business competitor

  •
  Similar in revenue size to DuPont

  –
  As there are limited potential peers within a typical one-half to 2x revenue size criteria, we established a broader one-third to 3x range, which also ensures the inclusion of some direct competitors that would otherwise be excluded.

  •
  Meaningful international presence — At least 1/3rd of revenues earned outside of U.S.

  •
  Scientific focus/research intensity — The criteria of a minimum of two percent Research and Development expense as percent of revenue results in the inclusion of several pharmaceutical companies. DuPont's Research and Development expense tends to be higher than industry peers.

The 2012 Peer Group consists of the following companies:

3M Company Air Products & Chemicals, Inc. Baxter International Inc. The Boeing Company Caterpillar Inc. Dow Chemical Company	Emerson Electric Co. Honeywell International Inc. Ingersoll-Rand plc Johnson & Johnson Johnson Controls, Inc. Kimberly-Clark Corporation	Merck & Co., Inc. Monsanto Company The Procter & Gamble Company Syngenta AG United Technologies Corporation

Pay Equity Multiple

The Committee has a long-standing practice of comparing CEO pay to that of other executives. To ensure that NEOs are paid appropriately relative to each other and that we manage the pay differential between the CEO and the other NEOs, we apply a pay equity multiple to average target total cash compensation ("TCC" equals base salary plus STIP awards) and average target total direct compensation ("TDC" equals TCC plus LTI).

The 2012 pay equity multiples were as follows:

Element (Pay Equity Multiple Range)	2012

TCC (2 - 3 times NEO)	2.7
TDC (3 - 4 times NEO)	3.2

Tally Sheets

Annually, the Committee reviews tally sheets for each NEO that include all aspects of total compensation and the benefits associated with various termination scenarios. Tally sheets, which provide the Committee with information on all elements of actual and potential future compensation of the NEOs, as well as data on wealth accumulation, helped the Committee confirm that there were no unintended consequences of its actions.

Executive Compensation Overview

Components of the Executive Compensation Program

Our executive compensation program consists of the following components:

Compensation Element	Overview/Objectives	Market Targeting

Base salary	• Foundation of compensation program	Market Median (Survey)
• Provides regular source of income for NEOs

STIP awards	• Align participants with annual goals and objectives	Market Median
• Create a direct link to annual financial and operational performance
Actual payout fluctuates with Company performance

LTI awards	• Link pay and performance — accelerate growth and balance this growth with productivity, profitability, and capital management	Market Median
	• Align the interests of executives with stockholders	Actual value realized
	• Balance plan costs, such as accounting and dilution, with employee-perceived value, potential wealth creation opportunity and employee share ownership expectations	fluctuates with Company performance

Compensation Element	Overview/Objectives	Market Targeting

Benefits	• Standard range of tax-qualified retirement, medical, dental, vacation benefit, life insurance and disability plans provided to other employees	Peer Group Median
	• Nonqualified retirement plans that restore those benefits that cannot be paid as a result of Internal Revenue Code ("IRC") limits applicable to tax-qualified retirement plans	Market Median
• Nonqualified deferred compensation plan that allows for deferral of base salary, STIP and LTI awards

Limited perquisites	• Very limited perquisites or personal benefits
• Personal financial counseling (excluding tax preparation) at a cost of generally less than $10,000 per NEO

•

The CEO travels on Company aircraft for business and personal travel. Commercial travel is permitted when security risk is considered minimal and such travel is approved by the Office of the Director of Corporate Security.

Programs NOT	• Because they do not support our guiding principles we do NOT offer the following:
offered	– Employment agreements
– Severance agreements, other than with respect to agreements of limited duration with newly hired executives where there is demonstrated business need
– Change in Control agreements

–

Tax gross-up on benefits and perquisites other than relocation benefits (except for change in control provisions in our Equity and Incentive Plan, we do not have change in control agreements and, therefore, have no need for tax gross-ups related to Internal Revenue Code Section 280G.)

– Supplemental executive retirement benefits
– Plans that allow for granting additional years of service or plans that include LTI in the pension calculation
– Repricing of stock options or repurchases of underwater stock options for cash

Mix of Pay

To reinforce our pay for performance philosophy, more than two-thirds of targeted TDC is contingent upon performance and, therefore, fluctuates with our financial results and share price. We believe this approach motivates executives to consider the impact of their decisions on stockholder value.

To mitigate the possible risk inherent in the greater focus on LTI, executives receive an equal mix, by fair value on the grant date, of stock options (rewards for stock price appreciation and direct link to stockholder experience), RSUs (intended as retention tool and linked to stock price) and PSUs (rewards key financial performance relative to the Peer Group in revenue growth and TSR). Overlapping performance cycles in the PSU program assure sustainability of performance.

2012 Target Compensation Mix and "Pay at Risk"

Base Salary

In setting 2012 NEO salaries, the Committee took a wide range of facts and circumstances into consideration, including a corporate budget of 3% for 2012, business results, Market competitiveness, Peer Group competitiveness (CEO only), internal relationships, tally sheets and individual performance. Merit increases were effective March 1, 2012. The table below depicts the base salary rate as of December 31. This information is different from the base salary provided in the SCT, which reflects the total base pay received for the year.

Name	2011 Base Salary	2012 Base Salary	Change in Base Salary	Primary Rationale

E. J. Kullman	$1,339,000	$1,400,000	4.6%	• Market Adjustment
				• Targeted at the Market median
				• Effective March 1, 2013, 3.0% increase to $1,442,000.
N. C. Fanandakis	623,200	673,000	8.0%	• Market adjustment
T. M. Connelly, Jr.	753,300	776,000	3.0%	• Standard merit increase
M. P. Vergnano	636,600	675,000	6.0%	• Market adjustment
J. C. Borel	657,800	677,500	3.0%	• Standard merit increase

Annual Short-Term Incentives

Our annual incentive plan design ensures that our executives maintain a strong focus on those financial metrics (e.g., revenue growth and earnings growth) that have been shown to be closely linked to shareholder value creation over time. For 2012, STIP awards were determined based on the following formula, measures and weightings. The Committee approves these factors at the beginning of each fiscal year. Each element is discussed in greater detail below.

1.    Target STIP

Our STIP targets are set as a percent of the midpoint of each level in our salary structure. Employees, including our NEOs, are assigned to a level, taking into consideration a position's Market value, the internal value the Company places on that position and individual circumstances, such as experience. The target STIP percent for each level is reviewed regularly against Market and approved annually by the Committee (or in the case of the CEO, by the Board). The actual calculation of the 2012 Target STIP amount for Mrs. Kullman and the other NEOs is detailed in the table below.

Name	2012 DuPont Level Midpoint	*	2012 Target STIP %	=	2012 Target STIP $

E. J. Kullman	$1,609,045		140%		$2,252,663
N. C. Fanandakis	658,410		90%		592,569
T. M. Connelly, Jr.	763,625		95%		725,444
M. P. Vergnano	658,410		90%		592,569
J. C. Borel	658,410		90%		592,569

2.    STIP Payout Factor

The weighted average payout factor for the STIP is determined based on actual performance on each measure and the weighting of that performance measure.

Performance Measures

	Metric	Weighting	Rationale for Use
Corporate Performance	Earnings per Share (EPS) [EPS excluding significant items compared to prior year's performance]	20%	• Most effective and common metric in measuring stockholder value • Closely aligns stockholder and executive interests • Provides insight with respect to ongoing operating results

Business Unit Performance Because NEOs work across all businesses, their payout factor is based on the total business unit performance versus aggregate targets in the four categories shown to the right.	1. After Tax Operating Income (ATOI) [Business unit ATOI (excluding significant items) versus budget for the year]	15%	• Measures profitability at the business unit level leading to corporate EPS results
Payout factors are determined separately for each business and measured based on the business' performance versus budget for the year.	2. Revenue [Business unit revenue versus budget for the year]	15%	• Reflects top line growth — critical to Company success
	3. Cash Flow from Operations (CFFO) [Business unit CFFO versus budget for the year]	20%	• Measures our ability to translate earnings to cash, indicating the health of our business and allowing the Company to invest for the future
	4. Dynamic Planning Factor [Business units are assessed, both qualitatively and quantitatively, on a number of items, such as external factors, currency fluctuations, raw material fluctuations and core values.]	10%

•

Assesses how well a business unit anticipates and responds to the business environment in a way that creates value for the Company

•

Assures that our plan payouts are relevant to the current business strategy and recognizes the external economic environment

Individual Performance	Individual Performance Assessment [Based on the executive's performance versus personal, predetermined critical operating tasks or objectives, e. g. attainment of key strategic growth goals, specific revenue and earnings goals, achievement of fixed cost reduction targets, and successful acquisitions/divestitures and integration efforts]	20%	• Takes individual performance into consideration in finalizing STIP payout factors

2012 STIP Performance and Payout Factors

Corporate and business unit performance are converted to a corresponding payout factor based on the concept of "leverage", i.e., the relationship between performance for a given metric and its payout factor. For example, ATOI and CFFO leverage is 2:1 below target and 3:1 above target. Thus, participants are deducted two percentage points in payout for each one percent change in performance below target, and receive three percentage points in payout for each one percent change in performance above target.

For 2013, the leverage in our plan was revised to be more consistent with competitive practice.

Total Company	Actual vs. Target %	Payout Factor %	*	Weight	=	Payout Factor % (Weighted)

Corporate Performance	94%	94%		20%		19%
Business Unit Performance	78%	78%		60%		47%
Individual Performance	90 - 110%	90 - 110%		20%		18% - 22%

Overall Payout Factor						84% - 88%

3.    Final STIP Payout

As illustrated in the table below, the final 2012 STIP is determined by multiplying the target STIP amount by the final total payout factor.

Name	2012 Target STIP $	*	TOTAL Payout Factor %	=	2012 Final STIP $	2011 Final STIP $	% Difference

E. J. Kullman	$2,252,663		85%		$1,915,000	$2,509,000	-24%
N. C. Fanandakis	592,569		88%		522,000	660,000	-21%
T. M. Connelly, Jr.	725,444		85%		617,000	787,000	-22%
M. P. Vergnano	592,569		84%		498,000	649,000	-23%
J. C. Borel	592,569		86%		510,000	660,000	-23%

2012 STIP awards to Section 16 officers are limited to 0.25% of adjusted net income for the CEO and 0.15% for other Section 16 officers.

LTI

In 2012, our LTI program for NEOs consisted of an equal mix, by fair value on the grant date, of stock options, PSUs and RSUs. For 2013, the Committee revised the mix to 40% PSUs, 30% stock options and 30% RSUs.

This shift reinforces our emphasis on pay-for performance. The following table summarizes the performance drivers, mix and objectives for the various LTI components as they relate to NEOs:

	PSUs	Stock Options	RSUs

2012 LTI Mix	• 33 1/3%	• 33 1/3%	• 33 1/3%
2013 LTI Mix	• 40%	• 30%	• 30%

Performance Drivers	• TSR (relative to Peer Group) • Revenue growth (intermediate-term) (relative to Peer Group)	• Stock price appreciation (longer-term)	• Stock price appreciation (intermediate-term)

Objectives	• Focus on business priorities such as revenue growth and TSR, which are obtained through balanced growth, profitability and capital management over a three-year period • Stockholder alignment	• Stockholder alignment • Link to long-term business objectives • Stock ownership • Lead/support business strategy • Retention	• Stock ownership • Capital accumulation • Retention

Program Design

•

At the conclusion of the performance cycle, payouts can range from 0% to 200% of the target grant based on pre-established, performance-based corporate objectives.

•

For awards granted in 2012, those objectives are revenue growth and TSR (both on a relative basis versus the Peer Group) over the three-year performance period.

•

PSUs are based on a three-year performance cycle and are awarded annually to each NEO at the beginning of the cycle.

•

Options vest in one-third increments over three years.

•

Starting in 2009, options carry a term of seven years.

•

Nonqualified stock option grants are made annually at the closing price on the date of grant.

•

We do not reprice stock options.

•

A reload feature is available for options granted from 1997 through 2003. Effective with options granted in 2004, option grants do not include a reload feature and we do not intend to add this feature in the future.

• RSUs vest in one-third increments over a three-year period. • RSUs are typically granted annually.

2012 LTI Awards

Annual awards to employees, including NEOs, are made at a pre-established Committee meeting in early February. This allows sufficient time for the market to absorb announcement of annual earnings, which is typically made during the fourth week of January. We do not time equity awards in coordination with the release of material nonpublic information. The grant price is the closing price on the date of grant.

Any occasional special awards to employees who are not executive officers are approved by the Special Stock Performance Committee (consisting of the Chairs of the Board and the Compensation Committee), to which the Board of Directors has delegated the authority to approve special equity grants. Awards are effective on the date of approval by the Special Stock Performance Committee.

Each year the Committee establishes target LTI values based on a number of factors including Market, internal equity, and cost. For 2012, the Committee increased LTI targets to be more in line with competitive Market levels.

Name	2012 LTI – Grant Date Fair Value*

E. J. Kullman	$8,500,000
N. C. Fanandakis**	1,694,000
T. M. Connelly, Jr.	1,966,500
M. P. Vergnano	1,778,700
J. C. Borel	1,694,000

*
Reflects the grant date fair value and differs from the value of equity awards shown in the 2012 Summary Compensation Table ("SCT") and Grants of Plan-Based Awards table ("GPBAT") because those tables reflect the probable outcome of the performance conditions for PSUs. The LTI amounts shown in this table value PSUs at the closing price of DuPont Common Stock on the date of grant, and reflect the value the Committee considered when making LTI awards for 2012.

**
Mr. Fanandakis received an additional grant in February 2012 of $2,590,000 to encourage his retention by recognizing his strong current and future contributions to the Company. The amount reflected above does not include this additional grant.

PSUs Granted in 2012

The actual number of shares earned for the PSUs granted in 2012 will be based on DuPont's revenue growth and TSR relative to the Peer Group for 2012 through 2014, as shown in the table below.

Performance Targets (2012 - 2014 Performance Period)

Revenue Growth Payout % × Target Award × 50%	+	TSR Payout % × Target Award × 50%	=	Final Award

DuPont Revenue Growth or TSR Relative to the Peer Group	% of Target Shares Earned (Payout %)

Below 25th percentile*	0%
At 25th percentile*	25%
At 50th percentile*	100%
At or above 75th percentile*	200%

*
Interim points are interpolated

2009-2011 PSU Program (payable in 2012)

The performance period for PSUs awarded in 2009 ended on December 31, 2011. The final number of shares earned was based on revenue growth and TSR relative to the Peer Group over the three-year performance period. The final payout determination was made in March of 2012 after a review of the Company's and Peer Groups' performance. Revenue growth and TSR were comparable to the 94th and 89th percentiles of the Peer Group, respectively. This resulted in an overall payout of 200%.

	Performance	Payout %

Revenue Growth	94th percentile rank vs. Peer Group	200%
TSR	89th percentile rank vs. Peer Group	200%

	Final Payout Percent (Average)	200%

Further details are provided in the 2012 Option Exercises and Stock Vested table.

2010-2012 PSU Program (payable in 2013)

The performance period for PSUs awarded in 2010 ended on December 31, 2012. The final number of shares earned was based on revenue growth and TSR relative to the Peer Group over the three-year performance period. The final payout determination was made in March of 2013 after a review of the Company's and Peer Groups' performance. Revenue growth and TSR were comparable to the 89th and 89th percentiles of the Peer Group, respectively. This resulted in an overall payout of 200%.

	Performance	Payout %

Revenue Growth	89th percentile rank vs. Peer Group	200%
TSR	89th percentile rank vs. Peer Group	200%

	Final Payout Percent (Average)	200%

Further details are provided in the 2012 Option Exercises and Stock Vested table. Maximum units and year-end values for PSUs awarded in 2010 through 2012 are included in the Outstanding Equity Awards table.

Deductibility of Performance-Based Compensation

IRC Section 162(m) generally precludes a public corporation from taking a deduction for compensation in excess of $1,000,000 for its CEO or any of its three other highest-paid executive officers (other than the CEO or Chief Financial Officer), unless certain specific and detailed criteria are satisfied. This limitation does not apply to qualified performance-based compensation.

The Company reviews all compensation programs and payments to determine the tax impact on the Company as well as on the executive officers. In addition, the Company reviews the impact of its programs against other considerations, such as accounting impact, stockholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive executive compensation program, some compensation may not be deductible under IRC Section 162(m).

The shareholder-approved Equity and Incentive Plan ("EIP") is designed to allow the Company to issue awards that qualify as performance-based compensation under IRC Section 162(m).

The Company will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of DuPont and its stockholders.

Compensation Risk

The Committee regularly monitors the Company's compensation programs to assess whether those programs are motivating the desired behaviors while driving the Company's performance and encouraging the appropriate level of risk-taking. In 2012, the Committee asked Frederic W. Cook & Co., Inc. ("Cook") to test whether the Company's compensation programs encourage the appropriate levels of risk-taking given the Company's risk profile. Cook's review encompassed an assessment of risk pertaining to a broad range of design elements, such as mix of pay, performance metrics, goal setting and payout curves, payment timing and adjustments, as well as mitigating program attributes. Cook's analysis found that our compensation programs do not encourage behaviors that would create material risk for DuPont.

Other Mitigating Factors

Payout limitations or "caps" play a vital role in risk mitigation and all metrics in the STIP and PSU programs are capped at 200% payout to protect against excessive payouts. Our performance/payout leverage is slightly less than competitive practice, reflecting our risk profile as a Company, and our rigor in setting performance targets. Clawback provisions, stock ownership guidelines and insider trading policies that prohibit executives from entering into derivative transactions also protect against excessive risk in the Company's incentive programs.

Stock Ownership Guidelines

The Company requires that NEOs accumulate and hold shares of DuPont Common Stock with a value equal to a specified multiple of base pay.

In 2012, the Committee updated its stock ownership guidelines to add a retention ratio until the ownership expectation is met. Under the new policy, until the required ownership is reached, executives are required to retain 75% of net shares acquired upon any future vesting of stock units and/or exercise of stock options, after deducting shares used to pay applicable taxes and/or exercise price.

In addition, the Committee increased the CEO multiple from five times to six times base salary.

The multiples for specific executive levels are shown below. Each NEO exceeds the ownership goal.

Multiple of Salary	2012 Target	2012 Actual

CEO	6x	14x
Other NEOs average	4x	9x

DuPont Common Stock may be held in various forms to achieve the applicable ownership guidelines, including: direct ownership, shares and stock units held in employee plans. Stock options and PSUs are not included in determining whether an executive has achieved the ownership levels.

Compensation Recovery Policy (Clawbacks)

The Company has a compensation recovery policy that covers each current and former employee of DuPont or an affiliated company who is or was, as the case may be, the recipient of incentive-based compensation ("Grantee"). If a Grantee engages in misconduct: (i) he/she forfeits any right to receive any future awards or other equity-based incentive compensation; and (ii) the Company may demand repayment of any awards or cash payments already received by a Grantee, including without limitation repayment due to making retroactive adjustments to any awards or cash payments already received by a Grantee, where such award or cash payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement as a result of misconduct by the Grantee. The Grantee will be required to provide repayment within ten (10) days following such demand.

"Misconduct" means (i) Grantee's employment or service is terminated for cause, or (ii) the breach of a noncompete or confidentiality covenant set out in the employment agreement, or (iii) the Company has been required to prepare an accounting restatement due to material noncompliance, as a result of fraud or misconduct, with any financial reporting requirement under the securities laws, and the Compensation Committee has determined in its sole discretion, that the Grantee: (A) had knowledge of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring it to the attention of appropriate individuals within the Company; or (B) personally and knowingly engaged in practices which materially contributed to the circumstances that enabled a material noncompliance to occur.

Awards granted prior to March 2, 2011, are subject to the clawback provisions that were in effect at the time of the grant, as disclosed in prior years' proxy statements.

Compensation of Executive Officers

2012 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the Named Executive Officers ("NEOs") for the fiscal year ending December 31, 2012. The NEOs are: (i) the Company's Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO"); and (ii) the three other most highly compensated executive officers ranked by their total compensation (reduced by the amount of change in pension value and nonqualified deferred compensation earnings) in the 2012 Summary Compensation Table.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-equity Incentive Plan Compensation(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total ($)

E. J. Kullman	2012	$1,389,833	$6,158,897	$2,833,336	$1,915,000	$2,932,277	$433,374	$15,662,717
Chair &	2011	1,332,500	5,491,916	2,500,011	2,509,000	3,629,023	464,181	15,926,631
Chief Executive Officer	2010	1,300,000	4,701,135	2,166,667	2,846,000	3,475,658	307,514	14,796,974
N. C. Fanandakis	2012	664,700	3,816,525	564,673	522,000	1,689,291	119,223	7,376,412
Executive Vice President &	2011	613,750	1,171,689	533,345	660,000	1,590,028	127,868	4,696,680
Chief Financial Officer	2010	533,958	694,386	320,004	807,000	1,482,123	84,460	3,921,931
T. M. Connelly, Jr.	2012	772,217	1,424,947	655,510	617,000	1,059,224	140,330	4,669,228
Executive Vice President &	2011	749,633	1,391,289	633,334	787,000	725,907	156,297	4,443,460
Chief Innovation Officer	2010	727,750	1,099,349	506,667	987,000	1,115,992	119,768	4,556,526
M. P. Vergnano	2012	668,600	1,288,868	592,912	498,000	1,294,045	118,584	4,461,009
Executive Vice President
J. C. Borel	2012	674,217	1,227,525	564,673	510,000	1,395,403	130,375	4,502,193
Executive Vice President	2011	654,600	1,171,689	533,345	660,000	1,222,242	131,544	4,373,420
	2010	635,500	925,825	426,669	807,000	1,229,722	101,475	4,126,191

(1)
Includes compensation which may have been deferred at the executive's election. Such amounts are also included in the Nonqualified Deferred Compensation table on page 48 — "Executive Contributions in 2012" column.

(2)
Represents the aggregate grant date fair value of time-vested restricted stock units ("RSUs") and performance-based restricted stock units ("PSUs") computed in accordance with Financial Accounting Standards Codification Topic 718 Compensation — Stock Compensation ("FASB ASC Topic 718"). Those values are detailed in the 2012 Grants of Plan-Based Awards table on page 41. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair values of the PSUs assuming that the highest level of performance conditions will be achieved are as follows: E. J. Kullman ($6,651,094), N. C. Fanandakis ($1,325,624), T. M. Connelly, Jr. ($1,538,823), M. P. Vergnano ($1,391,869), and J. C. Borel ($1,325,624).

(3)
Represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Assumptions used in determining values for 2012 can be found on page 42.

(4)
Represents payouts under the cash-based award component ("STIP") of the Equity and Incentive Plan ("EIP") for services performed during 2012. This column includes compensation which may have been deferred at the NEO's election. Any such amounts will be included in the "Executive Contributions" column of the 2013 Nonqualified Deferred Compensation table.

(5)
This column reports the estimated change in the actuarial present value of an NEO's accumulated pension benefits and any above-market earnings on nonqualified deferred compensation balances. Because the Company does not credit participants in the nonqualified plans with above-market earnings, no such amounts are reflected here.

(6)
Amounts shown include Company contributions to qualified defined contribution plans and Company contributions to nonqualified defined contribution plans. The amounts also reflect perquisites and personal benefits including financial counseling, and personal use of Company automobile and aircraft for Mrs. Kullman and financial counseling for Mr. Borel. For a detailed discussion of the items and amounts reported in this column, including a discussion of how the value of personal use of Company aircraft is calculated, refer to the "All Other Compensation" section of the narrative discussion following this footnote.

Narrative Discussion of Summary Compensation Table

Salary

Amounts shown in the "Salary" column of the table above represent base salary earned during 2012. Base salary rate changes for all NEOs are effective March 1. Base salary for 2012 represented 11% of total direct compensation (base salary, STIP awards and long-term incentive ("LTI") awards) for the CEO and, on average, 18% of total direct compensation for the other NEOs, which is consistent with the Compensation Committee's goal of placing emphasis on "at risk" compensation.

Stock Awards

Amounts shown in the "Stock Awards" column of the table above represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. Refer to page 42 for a detailed discussion of the grant date fair value of stock awards.

Option Awards

Amounts shown in the "Option Awards" column of the table above represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Refer to page 42 for a detailed discussion of the grant date fair value of option awards.

Non-Equity Incentive Plan Compensation

Amounts shown in the "Non-Equity Incentive Plan Compensation" column of the table above represent cash-based short-term incentive, or STIP, awards paid for a given year.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Amounts shown in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the table above represent the estimated change in the actuarial present value of accumulated benefits for each of the NEOs at the earlier of age 65 or the age at which the NEO is eligible for an unreduced pension. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 18 to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012. Assumptions are further described in the narrative discussion following the Pension Benefits table.

There were no above-market or preferential earnings during 2012 on nonqualified deferred compensation. Generally, earnings on nonqualified deferred compensation include returns on investments in seven core investment alternatives, interest accruals on cash balances, DuPont Common Stock returns and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the qualified plan. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2012 Summary Compensation Table.

As such, all amounts shown in this column reflect the change in the actuarial pension value under the Pension Plan and Pension Restoration Plan. The change in pension value represents the change from 2011 to 2012 in the present value of an NEO's accumulated benefit as of the applicable pension measurement date.

All Other Compensation

Amounts shown in the "All Other Compensation" column of the table above include: (i) perquisites and personal benefits (if greater than or equal to $10,000); (ii) registrant (Company) contributions to qualified defined contribution plans; and (iii) registrant (Company) contributions to nonqualified defined contribution plans. The following table details those amounts.

Name	Perquisites and Other Personal Benefits		Registrant Contributions to Qualified Defined Contribution Plans(c)	Registrant Contributions to Nonqualified Defined Contribution Plans(d)

E. J. Kullman	$82,479	(a)	$22,500	$328,395
N. C. Fanandakis	—		22,500	96,723
T. M. Connelly, Jr.	—		22,500	117,830
M. P. Vergnano	—		22,500	96,084
J. C. Borel	10,295	(b)	22,500	97,580

(a)
Includes financial counseling ($9,310), personal use of Company automobile ($6,735) and personal use of Company aircraft ($66,434). Consistent with the Company's policy, the CEO travels on Company aircraft for business and personal travel. Commercial travel is permitted when security risk is considered minimal and such travel is approved by the Office of the Director of Corporate Security. The amount reflected in this column represents the aggregate incremental cost to the Company of all personal travel by Mrs. Kullman on Company aircraft. Incremental cost is calculated based on the variable operating costs to the Company, including fuel, mileage, trip-related maintenance, weather-monitoring costs, crew travel expenses, on-board catering, landing/ramp fees and other variable costs, which includes an allocation of the overall maintenance costs and costs with respect to "deadhead flights" — flights with no passengers that are associated with Mrs. Kullman's personal use. Fixed costs which do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips, are excluded. Approximately 19 percent of the amount reflected in the table for personal use of Company aircraft represents Mrs. Kullman's use of the aircraft to attend the board meetings of other organizations.

The benefit associated with personal use of Company aircraft is imputed as income to Mrs. Kullman at Standard Industry Fare Level ("SIFL") rates. SIFL rates are determined by the U.S. Department of Transportation. They are used to compute the value of nonbusiness transportation aboard employer-provided aircraft as required by the Internal Revenue Service. SIFL rates are used in the calculation of the income imputed to executives in the event of personal travel on Company aircraft. Mrs. Kullman does not receive any gross-up for payment of taxes associated with the described benefit.

(b)
Amount represents financial counseling.

(c)
Amounts represent the Company's match to the Retirement Savings Plan ("RSP") on the same basis as provided to U.S. parent company employees. For 2012, the RSP provided a Company match of 100% of the first six percent of the employee's contribution. Amounts also include an additional Company contribution of three percent.

(d)
Amounts represent the Company's match to the Retirement Savings Restoration Plan ("RSRP") on the same basis as provided to U.S. parent company employees who fall above the applicable Internal Revenue Code ("IRC") limits. For 2012, the RSRP provided a Company match of 100% of the first six percent of the employee's contribution. Amounts also include an additional Company contribution of three percent.

2012 GRANTS OF PLAN-BASED AWARDS

The following table provides information on STIP awards, stock options, RSUs and PSUs granted in 2012 to each of the Company's NEOs. For a complete understanding of the table, refer to the narrative discussion that follows.

								All Other Stock Awards: Number of Shares of Stock or Units(#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options(#)
										Exercise or Base Price of Option Awards ($/Sh)
											Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Thres- hold	Target	Maximum	Thres- hold(#)	Target (#)	Maximum (#)

E. J. Kullman	2/6/12	—	$2,252,663	$4,505,326	—	54,719	109,438				$3,325,547
	2/6/12							54,719			2,833,350
	2/6/12								239,302	$51.78	2,833,336
N. C. Fanandakis	2/6/12	—	592,569	1,185,138	—	10,906	21,812				662,812
	2/6/12							60,906			3,153,713
	2/6/12								47,692	51.78	564,673
T. M. Connelly, Jr.	2/6/12	—	725,444	1,450,888	—	12,660	25,320				769,412
	2/6/12							12,660			655,535
	2/6/12								55,364	51.78	655,510
M. P. Vergnano	2/6/12	—	592,569	1,185,138	—	11,451	22,902				695,935
	2/6/12							11,451			592,933
	2/6/12								50,077	51.78	592,912
J. C. Borel	2/6/12	—	592,569	1,185,138	—	10,906	21,812				662,812
	2/6/12							10,906			564,713
	2/6/12								47,692	51.78	564,673

Narrative Discussion of Grants of Plan-Based Awards Table

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Amounts shown in this column of the table above represent STIP award opportunities for 2012 under the EIP. A target STIP award is established for each NEO at the beginning of the relevant fiscal year based on a percentage of the midpoint of the NEO's level in our salary structure. The actual STIP payout for NEOs, which can range from 0% to 200% of target, is based on corporate and total business unit performance and individual performance. Refer to page 31 of this Proxy Statement for more details.

Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts shown in this column of the table above represent the potential payout range of PSUs granted in 2012. Vesting is equally based upon corporate revenue growth and total shareholder return ("TSR"), both relative to the pre-defined peer group. Performance and payouts are determined independently for each metric. At the conclusion of the three-year performance period, the actual award, delivered as DuPont Common Stock, can range from zero percent to 200% of the original grant. Dividend equivalents are applied after the final performance determination.

Any termination of employment, including retirement, within six months of grant results in a forfeiture of the award. For a discussion of the impact on PSUs of any subsequent termination, refer to the table on page 51 of this Proxy Statement.

All Other Stock Awards: Number of Shares of Stock or Units

Amounts shown in this column of the table above represent RSUs granted in 2012 that are paid out in shares of DuPont Common Stock and vest ratably over a three-year period, one-third on each anniversary date. Any termination of employment, including retirement, within six months of grant results in a forfeiture of the award. Dividend equivalents are applied and are subject to the same restrictions as the RSUs. For a discussion of the impact on RSUs of a subsequent termination, refer to the table on page 51 of this Proxy Statement.

For N. C. Fanandakis, this amount includes a retention award of 50,000 RSUs.

All Other Option Awards: Number of Securities Underlying Options

Amounts shown in this column of the table above represent nonqualified stock options granted in 2012 with a seven-year term and ratable vesting over a three-year period, one-third on each anniversary date. The exercise price of options granted, as shown in the table above, is based on the closing price of DuPont Common Stock on the date of grant.

Any termination of employment, including retirement, within six months of grant results in a forfeiture of the award. For a discussion of the impact on options of a subsequent termination, refer to the table on page 51 of this Proxy Statement.

Grant Date Fair Value of Stock and Option Awards

Except with respect to PSUs, amounts shown in this column of the table above reflect the grant date fair value of the equity award computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the PSUs, subject to the TSR metric, was $69.77, estimated using a Monte Carlo simulation. The grant date fair value of the PSUs, subject to the revenue metric, was based upon the closing price of the underlying DuPont Common Stock as of the grant date, which was $51.78.

The grant date fair value of RSUs reflected in this column is based on the closing price of DuPont Common Stock as of the grant date, which was $51.78.

For purposes of determining the fair value of stock option awards, the Company uses the Black-Scholes option pricing model and the assumptions set forth in the table below. The grant date fair value of options granted in 2012 was $11.84. The Company determines the dividend yield by dividing the current annual dividend on the Company's Common Stock by the option exercise price. A historical daily measurement of volatility is determined based on the expected life of the option granted. The risk-free interest rate is determined by reference to the yield on an outstanding U.S. Treasury Note with a term equal to the expected life of the option granted. Expected life is determined by reference to the Company's historical experience.

2012

Dividend yield	3.2%
Volatility	34.89%
Risk-free interest rate	0.9%
Expected life (years)	5.3

OUTSTANDING EQUITY AWARDS

The following table shows the number of shares underlying exercisable and unexercisable options and unvested and, as applicable, unearned RSUs and PSUs held by the Company's NEOs at December 31, 2012. Market or payout values in the table below are based on the closing price of DuPont Common Stock as of that date.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

E. J. Kullman	80,000		$37.75	2/4/13
	77,100		51.01	2/6/13
	110,692		44.74	2/5/14
	646,767		23.28	2/3/16
	224,292	112,147	33.49	2/2/17
	67,641	135,282	51.85	2/1/18
		239,302	51.78	2/5/19	115,148	$5,179,357	335,264	$15,080,175

	1,206,492	486,731

N. C. Fanandakis	2,649		37.75	2/4/13
	19,500		51.01	2/6/13
	27,045		44.74	2/5/14
	44,776		23.28	2/3/16
	33,126	16,564	33.49	2/2/17
	14,431	28,860	51.85	2/1/18
		47,692	51.78	2/5/19	73,952	3,326,361	61,498	2,766,180

	141,527	93,116

T. M. Connelly, Jr.	60,000		37.75	2/4/13
	70,400		51.01	2/6/13
	90,692		44.74	2/5/14
	155,125		23.28	2/3/16
	52,450	26,225	33.49	2/2/17
	17,136	34,271	51.85	2/1/18
		55,364	51.78	2/5/19	27,458	1,235,061	80,008	3,598,760

	445,803	115,860

M. P. Vergnano	9,751		37.75	2/4/13
	32,100		51.01	2/6/13
	48,743		44.74	2/5/14
	107,463		23.28	2/3/16
	44,168	22,085	33.49	2/2/17
	14,431	28,860	51.85	2/1/18
		50,077	51.78	2/5/19	23,940	1,076,821	68,958	3,101,731

	256,656	101,022

J. C. Borel	12,300		37.75	2/4/13
	54,900		51.01	2/6/13
	83,020		44.74	2/5/14
	131,344		23.28	2/3/16
	44,168	22,085	33.49	2/2/17
	14,431	28,860	51.85	2/1/18
		47,692	51.78	2/5/19	23,376	1,051,452	67,868	3,052,703

	340,163	98,637

(1)
The following table provides an overview of stock options with outstanding vesting dates as of December 31, 2012:

Stock Option Expiration Date	Outstanding Vesting Dates

2/2/2017	Balance vests on February 3, 2013
2/1/2018	Balance equally vests on February 2, 2013 and 2014
2/5/2019	Equally vests on February 6, 2013, 2014 and 2015

(2)
The following table provides an overview of RSUs, including dividend equivalent units, with outstanding vesting dates as of December 31, 2012:

Grant Date	Outstanding Vesting Dates

2/3/2010	Balance vests on February 3, 2013
2/2/2011	Balance equally vests on February 2, 2013 and 2014
2/6/2012	Equally vests on February 6, 2013, 2014, and 2015
2/6/2012	Equally vests on February 6, 2014 and 2016

(3)
The following table provides an overview of PSUs with outstanding vesting dates as of December 31, 2012:

Grant Date	Outstanding Vesting Dates

2/3/2010	Performance period ended December 31, 2012
2/2/2011	Performance period ends December 31, 2013
2/6/2012	Performance period ends December 31, 2014

  Because the 2010 PSU award payout of 200% exceeded target (100%), the amount required to be shown in this column represents the maximum number of PSUs payable under outstanding awards (200% of the original grant). The final number of shares earned, if any, will be based on performance on Revenue Growth and TSR relative to the pre-defined peer group (at the time of award).

  The plan provides for a payout range of 0% to 200% and dividend equivalent units are applied subsequent to the final performance determination.

(4)
Represents the payout value of outstanding PSUs based on a maximum (200%) payout. See footnote (3) above.

*  *  *

2012 OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of DuPont Common Stock acquired upon the exercise of stock options and the vesting of RSUs and PSUs during 2012.

	Option Awards(1)		Stock Awards(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)

E. J. Kullman	0	0	238,927	$12,262,314
N. C. Fanandakis	0	0	27,653	1,420,112
T. M. Connelly, Jr.	149,648	$1,811,794	63,547	3,260,779
M. P. Vergnano	0	0	41,201	2,115,121
J. C. Borel	0	0	48,551	2,491,668

(1)
Represents the number of stock options exercised in 2012. The value realized upon exercise is computed by determining the difference between the market price at exercise and the exercise price of the options.

(2)
Represents the number of RSUs and PSUs vesting in 2012. The value realized upon vesting is computed by multiplying the number of units by the value of the underlying shares on the vesting date, with respect to RSUs, and on March 5, 2012 with respect to PSUs. Includes PSUs granted in 2009 which vested on December 31, 2011 and were paid out in March 2012. This information was also disclosed in last year's proxy.

The performance period for PSUs granted in 2010 ended on December 31, 2012. The final payout was not determinable as of December 31, 2012. The final payout determination was made in March 2013 by the Compensation Committee after a final review of the Company's performance relative to the Peer Group. The final 2010 PSU shares paid out and the value realized in March 2013 are set forth below. Target units and year-end values for PSUs awarded in 2010 through 2012 are included in the Outstanding Equity Awards table on page 43.

Name	2010 PSU Final Payout (#)(a)	PSU Value(b)

E. J. Kullman	144,354	$6,973,742
N. C. Fanandakis	21,322	1,030,066
T. M. Connelly, Jr.	33,757	1,630,801
M. P. Vergnano	28,429	1,373,405
J. C. Borel	28,429	1,373,405

(a)
Represents 200% of target award achieved plus accumulated dividend equivalent units. Revenue growth and TSR for the performance period were comparable to 89th percentiles of the pre-defined peer group, which resulted in a payout at 200% of target.
(b)
Valued at $48.31, the closing price of DuPont Common Stock as of March 4, 2013, the date the final payout determination was made by the Committee.

PENSION BENEFITS
(as of Fiscal Year End December 31, 2012)

The table below shows the present value of accumulated benefits for the NEOs under the Pension Plan and the Pension Restoration Plan, as of December 31, 2012. For a complete understanding of the table, refer to the narrative discussion that follows.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)

E. J. Kullman	Pension Plan	24	$1,016,894
	Pension Restoration Plan	24	13,884,425
N. C. Fanandakis	Pension Plan	34	1,573,536
	Pension Restoration Plan	34	6,176,622
T. M. Connelly, Jr.	Pension Plan	35	1,622,447
	Pension Restoration Plan	35	8,346,345
M. P. Vergnano	Pension Plan	32	1,395,505
	Pension Restoration Plan	32	5,617,851
J. C. Borel	Pension Plan	35	1,643,192
	Pension Restoration Plan	35	6,830,342

(1)
The value that an executive will actually receive under these benefit plans will differ to the extent facts and circumstances vary from the assumptions on which these amounts are based.

Narrative Discussion of Pension Benefits

The NEOs participate in the Pension Plan, a tax-qualified defined benefit pension plan, which covers a majority of the U.S. employees, except those hired or rehired after December 31, 2006. The Pension Plan provides employees with a lifetime retirement income based on years of service and the employees' final average pay near retirement. The normal form of benefit for married individuals is a 50% qualified joint and survivor annuity. The normal form of benefit for unmarried individuals is a single life annuity, which is actuarially equivalent to the normal form for married individuals. Normal retirement age under the Pension Plan is generally age 65 and benefits are vested after five years of service. Under the provisions of the Pension Plan, employees are eligible for unreduced pensions when they meet one of the following conditions:

•
Age 65 or older with at least five years of service, or

•
Age 58 with age plus service equal to or greater than 85, or

•
Permanent incapacity to perform his/her duties with at least 15 years of service.

An employee who is not eligible for retirement with an unreduced pension is eligible for retirement with a reduced pension if he/she is age 50 with at least 15 years of service. His/her pension is reduced by the greater of five percent for every year that his/her age plus service is less than 85 or five percent for every year that his/her age is less than 58. In no event will the reduction exceed 50%. Mr. Connelly is eligible for an unreduced pension. Each other NEO is currently eligible for a reduced pension.

The primary pension formula that applies to the NEOs provides a monthly retirement benefit equal to:

Average Monthly Compensation is based on the employee's three highest-paid years or, if greater, the 36 consecutive highest-paid months. Compensation for a given month includes regular compensation plus one-twelfth of an individual's STIP award for the relevant year. Other bonuses are not included in the calculation of Average Monthly Compensation.

If benefits provided under the Pension Plan exceed the applicable IRC compensation or benefit limits, the excess benefit is paid under the Pension Restoration Plan, an unfunded nonqualified plan. Effective January 1, 2007, the form of benefit under the Pension Restoration Plan for participants not already in pay status is a lump sum. The mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in IRC Section 417(e)(3).

The Company does not grant any extra years of credited service.

Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 18 to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 ("Long-Term Employee Benefits Note"). All other assumptions are consistent with those used in the Long-Term Employee Benefits Note, except that a retirement age at which the NEO may retire with an unreduced benefit under the Pension Plan is used. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on the Company's defined contribution or other plans that provide for deferrals of compensation on a basis that is not tax-qualified. For a complete understanding of the table, refer to the narrative discussion that follows.

	Executive Contributions in 2012(1)	Registrant Contributions in 2012(2)	Aggregate Earnings in 2012(3)	Aggregate Balance as of 12/31/2012(4)

E. J. Kullman
RSRP	$218,930	$328,395	$243,589	$2,984,911
Deferred STIP	—	—	6,722	401,030
Deferred LTI	—	—	3,124	186,338
Management Deferred Compensation Plan	—	—	—	—

N.C. Fanandakis
RSRP	64,482	96,723	15,294	571,119
Deferred STIP	—	—	—	—
Deferred LTI	—	—	566	33,738
Management Deferred Compensation Plan	—	—	—	—

T. M. Connelly, Jr.
RSRP	78,553	117,830	136,233	1,363,814
Deferred STIP	—	—	23,297	1,274,005
Deferred LTI	—	—	74,851	4,465,370
Management Deferred Compensation Plan	93,553	—	13,785	349,046

M. P. Vergnano
RSRP	64,056	96,084	81,348	822,752
Deferred STIP	—	—	—	—
Deferred LTI	—	—	672	40,063
Management Deferred Compensation Plan	—	—	—	—

J. C. Borel
RSRP	65,053	97,580	50,696	1,161,437
Deferred STIP	—	—	13,949	832,123
Deferred LTI	—	—	24,949	1,488,349
Management Deferred Compensation Plan	—	—	2,072	68,172

(1)
Base salary deferred under the RSRP and Management Deferred Compensation Plan ("MDCP") for each of the NEOs is reported as 2012 compensation to such NEOs in the 2012 Summary Compensation Table on page 38. Those amounts are: E. J. Kullman ($70,000), N. C. Fanandakis ($33,650), T. M. Connelly, Jr. ($85,133), M. P. Vergnano ($33,750), and J. C. Borel ($33,875).

(2)
The amounts in this column represent matching contributions made under the RSRP, also included in the 2012 Summary Compensation Table.

(3)
Earnings represent returns on investments in seven core investment alternatives, interest accruals on cash balances, DuPont Common Stock returns and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the qualified plan. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2012 Summary Compensation Table.

(4)
The table below reflects amounts reported in the aggregate balance at last fiscal year end that were previously reported as compensation to the NEO in the Company's Summary Compensation Table for previous years.

Name	RSRP	Deferred STIP	Deferred LTI	MDCP	TOTAL

E. J. Kullman	$1,532,643	—	—	—	$1,532,643
N. C. Fanandakis	346,494	—	—	—	346,494
T. M. Connelly, Jr.	790,264	$440,736	$3,427,459	$229,554	4,888,013
M. P. Vergnano	—	—	—	—	—
J. C. Borel	428,203	—	—	60,035	488,238

Narrative Discussion of the Nonqualified Deferred Compensation Table

The Company offers several nonqualified deferred compensation programs under which participants voluntarily elect to defer some portion of base salary, STIP, or LTI awards until a future date. Deferrals are credited to an account and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the RSRP, there are no Company contributions or matches. The RSRP was adopted to restore Company contributions that would be lost due to IRC limits on compensation that can be taken into account under the Company's tax-qualified savings plan. Amounts shown in the Nonqualified Deferred Compensation table as Deferred STIP or Deferred LTI represent deferrals of short- and long-term awards prior to the adoption of the MDCP in May 2008.

The following provides an overview of the various deferral options as of December 31, 2012.

Base Salary

Under the RSRP, an NEO can elect to defer eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($250,000 in 2012) in increments of one percent up to six percent. The Company matches participant contributions on a dollar-for-dollar basis up to six percent of eligible pay. The Company also makes an additional contribution of three percent of eligible compensation. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Under the MDCP, an NEO can elect to defer the receipt of up to 60% of his/her base salary. The Company does not match base salary deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP for base salary deferrals, including DuPont Common Stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

STIP

Under the RSRP, an NEO can elect to defer eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($250,000 in 2012) in increments of one percent up to six percent. The Company matches participant contributions on a dollar-for-dollar basis up to six percent of eligible pay. The Company also makes an additional contribution of three percent of eligible compensation. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Under the MDCP, an NEO can elect to defer the receipt of up to 60% of his/her STIP award. The Company does not match STIP deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP for STIP deferrals, including DuPont Common Stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

LTI

Under the MDCP, an NEO can elect to defer the receipt of 100% of his/her LTI awards (RSUs and/or PSUs). The Company does not match LTI deferrals under the MDCP. LTI deferrals under the MDCP are in the form of DuPont Common Stock units with dividend equivalents credited as additional stock units.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the Compensation Discussion and Analysis, DuPont generally does not enter into agreements with NEOs that provide for severance or change in control payments. On occasion, the Company may negotiate individual arrangements with senior executives to meet specific business needs. Accordingly, LTI is the only form of compensation reflected in the table below, the treatment of which on termination or change in control is detailed in the footnotes to the table.

The following information does not quantify payments under plans that are generally available to all salaried employees, similarly situated to the NEOs in age, years of service, date of hire, etc., and that do not discriminate in scope, terms or operation in favor of executive officers. For example, all participating employees who terminate on December 31, 2012 are entitled to receive any STIP awards under the EIP for 2012. See also the Pension Benefits and Nonqualified Deferred Compensation tables and accompanying narrative discussions for benefits or balances, as the case may be, under those plans as of December 31, 2012.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company's stock price and the executive's age.

If an individual engages in misconduct, the Company may demand that he/she repay any long-term or short-term incentive award, or cash payments received as a result of such an award, within ten days following written demand by the Company. See the discussion of the Company's Compensation Recovery Policy (Clawbacks) on page 37.

For the CEO and other NEOs, the benefits that would become payable upon termination of employment, death, disability or change in control as of December 31, 2012 are outlined below, based on the Company's closing stock price of $44.98 (as reported on the New York Stock Exchange) on that date.

Name	Form of Compensation	Voluntary or For Cause(1)	Termination Due to Lack of Work(2)	Retirement(3)	Death(4)	Disability(2)	Change in Control(5)

E. J. Kullman	Stock Options	—	$1,288,569	$1,288,569	$1,288,569	$1,288,569	$1,288,569
	RSUs	—	5,179,357	5,179,357	5,179,357	5,179,357	5,179,357
	PSUs	—	5,047,701	5,047,701	5,047,701	5,047,701	6,756,910

E. J. Kullman Total		—	11,515,627	11,515,627	11,515,627	11,515,627	13,224,836

N. C. Fanandakis	Stock Options	—	190,320	190,320	190,320	190,320	190,320
	RSUs	—	1,077,361	1,077,361	3,326,361	3,326,361	3,326,361
	PSUs	—	875,340	875,340	875,340	875,340	1,216,001

N. C. Fanandakis Total		—	2,143,021	2,143,021	4,392,021	4,392,021	4,732,682

T. M. Connelly, Jr.	Stock Options	—	301,325	301,325	301,325	301,325	301,325
	RSUs	—	1,235,061	1,235,061	1,235,061	1,235,061	1,235,061
	PSUs	—	1,205,525	1,205,525	1,205,525	1,205,525	1,600,974

T. M. Connelly, Jr. Total		—	2,741,911	2,741,911	2,741,911	2,741,911	3,137,360

M. P. Vergnano	Stock Options	—	253,757	253,757	253,757	253,757	253,757
	RSUs	—	1,076,821	1,076,821	1,076,821	1,076,821	1,076,821
	PSUs	—	1,026,091	1,026,091	1,026,091	1,026,091	1,383,776

M. P. Vergnano Total		—	2,356,669	2,356,669	2,356,669	2,356,669	2,714,354

J. C. Borel	Stock Options	—	253,757	253,757	253,757	253,757	253,757
	RSUs	—	1,051,452	1,051,452	1,051,452	1,051,452	1,051,452
	PSUs	—	1,018,601	1,018,601	1,018,601	1,018,601	1,359,262

J. C. Borel Total		—	2,323,810	2,323,810	2,323,810	2,323,810	2,664,471

(1)
Upon voluntary termination or termination for cause, the various Company plans and programs provide for forfeiture of all unvested stock options, RSUs and PSUs. To the extent an NEO is retirement eligible, unvested stock options, RSUs and/or PSUs would be treated as if the NEO has retired.

(2)
Upon termination for lack of work or disability:

•
Vested options may be exercised during the one-year period following termination. During the one-year period, options continue to become exercisable in accordance with the three-year vesting schedule, as if employee had not separated from service. Amount shown represents the in-the-money value of those options that would vest within the one-year period following December 31, 2012.
•
RSUs that are awarded as part of the annual award to eligible employees are automatically vested and paid out. Special or one-time awards are forfeited upon a termination for lack of work. Upon disability, special or one-time RSU awards are automatically vested and paid out. Amount shown for termination due to lack of work represents the value of regular annual RSUs as of December 31, 2012. Amount shown for disability represents the value of all RSUs as of December 31, 2012.
•
PSUs remain subject to original performance period, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value of PSUs as of December 31, 2012.

To the extent an NEO is retirement eligible, unvested stock options, RSUs and/or PSUs would be treated as if the NEO has retired.

  Regardless of the foregoing, any termination within six months of the grant date results in forfeiture of the award.

(3)
Upon retirement, NEOs are treated as if they had not separated from service and:

•
Options continue vesting in accordance with the three-year vesting schedule. Amount shown represents the in-the-money value of unvested options as of December 31, 2012.
•
Restrictions on the regular annual RSUs lapse on the original schedule. Special or one-time RSU awards are forfeited. Amount shown represents the value of regular annual RSUs as of December 31, 2012.
•
PSUs are subject to the original performance period, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value of PSUs as of December 31, 2012.

Regardless of the foregoing, any termination within six months of the grant date results in forfeiture of the award.

(4)
Upon death:

•
Options are fully vested and exercisable and expire two years following death or at the end of the original term, whichever is shorter. Amount shown represents the in-the-money value of unvested options as of December 31, 2012.
•
All RSUs are automatically vested and paid out. Amount shown represents the value of all RSUs as of December 31, 2012.
•
PSUs remain subject to original performance period, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value as of December 31, 2012.

Regardless of the foregoing, any termination within six months of the grant date results in forfeiture of the award.

(5)
Upon change in control:

•
For awards granted between 2008 and 2011, treatment is as follows:
–
Stock options become fully vested and exercisable. Amount shown represents the in-the-money value of unvested options as of December 31, 2012.
–
Restrictions on all RSUs lapse. Amount shown represents the value of all RSUs as of December 31, 2012.
–
PSUs are paid at target, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value as of December 31, 2012.
•
Treatment for awards made in 2012 varies depending on whether the Company is the surviving entity and, if not, whether the awards are assumed by an acquiring entity. Values shown in the table above assume that the Company is not the surviving entity and the acquiring entity does not assume or otherwise provide for continuation of the awards.
–
Options are immediately vested and cancelled in exchange for payment in an amount equal to (i) the excess of the fair market value per share of the stock subject to the award immediately prior to the change in control over the exercise or base price per share of stock subject to the award multiplied by (ii) the number of shares granted. Amount shown represents the in-the-money value of unvested options as of December 31, 2012.
–
RSU are immediately vested and all restrictions lapse. Awards cancelled in exchange for a payment equal to the fair market value per share of the stock subject to the award immediately prior to the change in control multiplied by the number of shares granted. Amount shown represents the value of all RSUs as of December 31, 2012.
–
PSUs are converted into time-vested restricted stock units at target, without proration and treated consistent with time-vested awards as described above. Amount shown represents the target value as of December 31, 2012.

  In the event the company is the surviving entity or the acquiring entity assumes or otherwise provides for continuation of the awards, all stock options and RSUs remain in place or substitute awards are issued. PSUs are converted into time-vested restricted stock units at target, without proration and treated consistent with time-vested awards.

  Upon termination without cause or termination for good reason within two years after change in control, awards vest in full. Options remain exercisable for two years, or the original expiration date, whichever first occurs.

  Regardless of the foregoing, any termination within six months of the grant date results in forfeiture of the award.

2 — RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Article III, Section 5, of the Bylaws provides that it shall be the duty of the Audit Committee to employ, subject to stockholder ratification at each annual meeting, independent public accountants to audit the books of account, accounting procedures and financial statements of the Company for the year and to perform such other duties as prescribed from time to time by the Audit Committee. On April 25, 2012, the stockholders ratified the appointment by the Audit Committee of PricewaterhouseCoopers LLP (PwC) to perform the functions assigned to it in accordance with the Bylaws.

PwC, an independent registered public accounting firm, has served as the Company's independent accountants continuously since 1954. The Audit Committee believes that the knowledge of the Company's business PwC has gained through this period of service is valuable. The members of the Audit Committee and the Board believe that the continued retention of PwC is in the best interests of the Company and its investors.

Pursuant to the SEC rules, the lead partner must be rotated after five years giving the Company the benefit of new thinking and approaches. The Audit Committee and its chairperson are involved in the selection of the lead partner.

To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence in appearance and/or fact, the Audit Committee has established policies and procedures requiring its pre-approval of all such services and associated fees.

The independent registered public accounting firm submits a report annually regarding the audit, audit-related, tax and other services it expects to render in the following year and the associated, forecasted fees to the Audit Committee for its approval. Audit services include the audit of the Company's Consolidated Financial Statements, separate audits of its subsidiaries, services associated with regulatory filings and attestation services regarding the effectiveness of the Company's internal controls over financial reporting. Audit-related services are assurance services that are reasonably related to the audit of the Company's Consolidated Financial Statements or services traditionally provided by the independent registered public accounting firm. Audit-related services include employee benefit plan audits; audits of carve-out financial statements related to divestitures; due diligence services regarding potential acquisitions or dispositions, including tax-related due diligence; and agreed-upon or expanded audit procedures related to regulatory requirements. Tax services include selected non-U.S. tax compliance services and assistance regarding appropriate handling of items on the returns, required disclosures, elections and filing positions available to the Company. Other services include non-financial attestation services.

If a service has not been included in the annual pre-approval process, it must be specifically pre-approved by the Audit Committee. In situations where the cost of services is likely to exceed the approved fees, excluding the impact of currency, specific pre-approval is required. Requests for specific pre-approvals shall be considered by the full Audit Committee. If that is not practical, then the Chair may grant specific pre-approvals when the estimated cost for the service or the increase in fees for a previously pre-approved service does not exceed $500,000. Any such pre-approvals are reported to the full Audit Committee at its next meeting.

The Audit Committee pre-approved all services rendered by and associated fees paid to PwC for fiscal years 2011 and 2012. These are shown by category in the following table.

	2012 (in millions)	2011 (in millions)

Audit Fees	$13.6	$17.4
Audit-Related Fees	7.1	5.6
Tax Fees	1.2	3.0
All Other Fees	0.1	0.1

TOTAL	22.0	26.1

Subject to ratification by the holders of DuPont Common Stock, the Audit Committee has reemployed PwC as the independent registered public accounting firm to audit the Company's Consolidated Financial Statements for the year 2013 and to render other services as required of them. Representatives of PwC are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

The Board of Directors recommends
that you vote "FOR"
the following resolution:

RESOLVED: That the action of the Audit Committee in employing PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year 2013 to perform the functions assigned to it in accordance with Article III, Section 5, of the Bylaws of E. I. du Pont de Nemours and Company hereby is ratified.

3 — MANAGEMENT PROPOSAL TO APPROVE,
BY ADVISORY VOTE, EXECUTIVE COMPENSATION

As part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Congress adopted Section 14A of the Securities Exchange Act of 1934, pursuant to which the Board is giving our shareholders an annual opportunity to approve on an advisory, or non-binding, basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. The Board of Directors recommends that you vote "FOR" this proposal.

As discussed in greater detail in the Compensation Discussion and Analysis ("CD&A") beginning on page 24, the executive compensation programs at DuPont are designed to attract, motivate, reward and retain the high quality executives necessary for Company leadership and accomplishment of our strategies. The following principles guide the design and administration of those compensation programs:

•
There should be a strong link between pay and performance.

•
Executives' interests should be aligned with stockholders' interests.

•
Programs should reinforce business strategies and drive long-term sustained stockholder value.

Our executive programs are structured so that more than two-thirds of targeted total direct compensation ("TDC") is contingent upon performance, and therefore, fluctuates with our financial results and share price. We believe this motivates executives to consider the impact of their decisions on stockholder value. Our annual incentive plan is structured to create a strong link to our financial and operational performance by rewarding annual performance on earnings per share ("EPS"), revenue growth and cash flow. The long-term incentive program includes performance measures such as long-term revenue growth and total shareholder return ("TSR") in addition to stock price appreciation to assure executive alignment with stockholders.

In 2012, our compensation actions closely paralleled our Company's performance, as shown in the table below and on page 25 of the CD&A.

Short-Term Performance vs. Short-Term Incentive Payments	Long-Term Performance vs. Long-Term Performance based Payments (PSU)

•

Three percent 2012 revenue growth and EPS (excluding significant items) down six percent

•

Our performance resulted in a 27 point decrease in the NEO average short-term (annual) incentive payout factor (113% of target in 2011 to 86% of target in 2012).

•

Outperformed our Peer Group in three-year revenue growth and TSR

•

33% revenue growth vs. 14% peer group median, or 89th percentile rank

•

50% TSR vs. 25% peer group median or 89th percentile rank

•

Top quartile performance in TSR and revenue growth over three-year performance period resulted in PSU payouts above target at 200%

The Board's executive compensation practices are the result of the comprehensive process outlined in the CD&A. The Committee considers a broad number of facts and circumstances in finalizing Named Executive Officer ("NEO") pay decisions, including business results, Market competitiveness, Peer Group competitiveness, pay equity multiples, tally sheets, experience and individual performance. The Committee also regularly reviews the Company's compensation programs to assess whether those programs are motivating the desired behaviors while driving the Company's performance and encouraging the appropriate levels of risk-taking.

Last year, ninety-five percent of shareholders who voted approved the compensation of our NEOs.

Because they do not support our guiding principles we do NOT offer our executive officers the following: (i) employment agreements; (ii) tax gross-ups (other than in connection with relocation benefits); (iii) supplemental executive retirement plans; (iv) additional years of credited service in pension plans; or (v) stock option repricing or repurchase of underwater stock options for cash.

The Board of Directors recommends
that you vote "FOR"
the following resolution:

RESOLVED that the stockholders approve, on an advisory basis, the named executive officer compensation disclosed in this Proxy Statement in accordance with Securities and Exchange Commission's rules on compensation disclosure, including the CD&A, the compensation tables and any related material disclosed in this Proxy Statement.

This vote is advisory in nature, which means that it is not binding on the Company, its Board of Directors or the Compensation Committee. However, the Compensation Committee fully intends to give meaningful and careful consideration to the vote results and is committed to take any actions it deems necessary or appropriate in light of those results.

 STOCKHOLDER PROPOSALS

The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

4 — STOCKHOLDER PROPOSAL
ON INDEPENDENT BOARD CHAIR

William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, owner of 1,400 shares of DuPont Common Stock, and the Teamsters General Fund, 25 Louisiana Avenue, NW, Washington, DC 20001, owner of 90 shares of DuPont Common Stock, have given notice that they will introduce the following resolution and statement in support thereof:

RESOLVED: Shareholders request that our board of directors adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director. An independent director is a director who has not previously served as an executive officer of our Company.

This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings. This proposal gives the option of being phased in and implemented when our next CEO is chosen.

Stockholders' Statement

When our CEO is our board chairman, this arrangement can hinder our board's ability to monitor CEO performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at three major U.S. companies in 2012 including 55%-support at Sempra Energy. In 2012 our directors did not have the courage to face this proposal topic without spending extra money on their negative solicitation — thanks to the "leadership" of the director who chairs our corporate governance committee and who is also our presiding director. This director was also a CEO at another company and received our highest negative votes.

This proposal should also be evaluated in the context of our Company's overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, rated our company "D" with "High Governance Risk" and "High Concern" in Executive Pay — $15 million for our Chairman/CEO Ellen Kullman. Ms. Kullman was negatively flagged by GMI due to her involvement with the General Motors bankruptcy. We had a weak form of a lead director which makes it more important to have an independent board chairman.

Ms. Kullman's pay included time-based equity consisting of market-priced stock options and restricted stock. GMI said all equity pay given as a long-term incentive should have performance requirements. In addition, performance stock units were 100% collected for underperforming 50% of our peers. Underperforming industry peers should not result in extra pay. Our CEO also had a $19 million entitlement potential for a change in control.

Directors Richard Brown, Curtis Crawford and Lois Juliber each had 11 to 17 years long-tenure which erodes director independence. Plus these directors controlled 6 of the 13 seats on our most important board committees including the chairmanship of our executive pay committee — no surprise there. Mr. Brown owned no stock after 11-years tenure. Lee Thomas, a relatively new director brings 14-years of long-tenure from the D-rated board of Airgas (ARG).

Please encourage our board to respond positively to this proposal to protect shareholder value:

Independent Board Chairman — Proposal 4*

Position of the Board of Directors
The Board of Directors
recommends that you vote
"AGAINST" this proposal

As reflected in the Company's Corporate Governance Guidelines, the Board of Directors shares the view that it has an active responsibility for broad corporate policy and overall performance of the Company through oversight of management. However, the Board believes that it is important that the Company retain sufficient flexibility to determine under what circumstances the CEO should serve as the Chair of the Board.

At this time, the Board believes that the Company is better served by not separating the roles of CEO and Chair. The Board appreciates that any advantages gained by having a single CEO/Chair must be weighed against any associated independence concerns, and has implemented adequate safeguards to address such concerns.

Following last year's vote on an independent chair proposal, the Board adopted an independent Lead Director structure consistent with the principles of the ISS. This leadership structure gives us the benefit of a combined Chair/CEO balanced by a strong independent Lead Director. The Chair of the Corporate Governance Committee currently serves as Lead Director. Beginning in 2013, the independent Lead Director shall be elected annually by the independent Board members. The Lead Director shall serve for at least one year and shall have the following responsibilities:

•
presides at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;

•
serves as liaison between the Chair and the independent directors;

•
reviews and approves information sent to the Board;

•
reviews and approves meeting agendas for the Board;

•
reviews and approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•
has the authority to call meetings of the independent directors;

•
if requested by major shareholders, ensures that he or she is available for consultation and direct communication.

Regularly scheduled Board meetings include a session of all directors and the CEO. Each director is an equal participant in each decision made by the full Board. In addition, the Board meets in regularly scheduled executive sessions without the participation of the CEO or other senior executives.

Ten of the Board's eleven directors are independent directors in accordance with the standards of independence of the New York Stock Exchange and as described in the Corporate Governance Guidelines. The Corporate Governance Committee as well as the Board annually reviews relationships that directors may have with the Company to make a determination of whether there are any material relationships that would preclude a director from being independent.

All members of the Audit, Compensation and Corporate Governance Committees are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards. The Board and each Committee undertakes an annual self-evaluation of performance with a particular focus on overall effectiveness. The Corporate Governance Committee is responsible for overseeing the self-evaluation process. Through an annual process overseen and coordinated by the Compensation Committee, independent directors evaluate the CEO's performance and set the CEO's compensation.

Finally, all directors have access to the Company's management. As necessary and appropriate, the Board and its Committees may also retain outside legal, financial or other advisors.

Stockholders and other parties interested in communicating directly with the Board, Chair, Lead Director or other outside director may do so by writing in care of the Corporate Secretary, DuPont Company, 1007 Market Street, D9058, Wilmington, DE 19898. The Board's independent directors have approved procedures for handling correspondence received by the Company and addressed to the Board, Chair, Lead Director or other outside director.

In conclusion, in light of our strong system of governance, which provides many checks and balances to the CEO's authority, the Board does not believe that separating the roles of CEO and Chair is necessary to ensure director independence or improve the Board's supervision of management. Moreover, the Board believes that a policy which mandates separation of those roles would eliminate the Company's flexibility to decide under what circumstances the CEO should also serve as Chair. At this time, the Board believes that the best interests of the Company are served by having a single CEO/Chair balanced by a strong independent Lead Director.

The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

5 — STOCKHOLDER PROPOSAL
ON LOBBYING REPORT

Missionary Oblates of Mary Immaculate, 391 Michigan Ave., NE, Washington, DC 20017, owner of 6,250 shares of DuPont Common Stock; Congregation of Divine Providence, P. O. Box 37345, San Antonio, TX 78237, owner of 798 shares of DuPont Common Stock; Benedictine Sisters of Virginia, 9535 Linton Hall Road, Bristow, Virginia, 20136-1217, owner of 1000 shares of DuPont Common Stock; Benedictine Sisters of Baltimore, 2229 West Joppa Road, Lutherville, MD 21093-4601, owner of 100 shares of DuPont Common Stock have given notice that they will introduce the following resolution and statement in support thereof:

Whereas, corporate lobbying exposes our company to risks that could affect the company's stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company's lobbying to assess whether our company's lobbying is consistent with its expressed goals and in the best interests of shareholders and long-term value.

Resolved, the shareholders of E. I. du Pont de Nemours and Company ("DuPont") request that the Board authorize the preparation of a report, updated annually, disclosing:

1.
Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.
Payments by DuPont used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.
DuPont's membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.
Description of the decision making process and oversight by management and the Board for making payments described in section 2 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which DuPont is a member.

Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee of the Board or other relevant oversight committees of the board and posted on the company's website.

Stockholders' Statement

As shareholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly. We believe such disclosure is in shareholders' best interests. DuPont's lobbying through the American Chemistry Council is controversial ("The Cancer Lobby," New York Times, October 6, 2012). Absent a system of accountability, company assets could be used for objectives contrary to DuPont's long-term interests.

DuPont spent approximately $4.8 million in 2011 on direct federal lobbying activities (opensecrets.org), and is one of 30 companies that paid lobbyists more than it paid in taxes for 2008-2010 (http://www.forbes.com/sites/chrisbarth/2011/12/14/29-companies-that-paid-milliions-for-lobbying-and-didnt-pay-taxes/). DuPont has hired lobbyists in 28 states (followthemoney.org), and spent $5.4 million in California on a single ballot initiative in 2012 (votersedge.org). These figures may not include grassroots lobbying to directly influence legislation by mobilizing public support or opposition and do not include lobbying expenditures to influence legislation or regulation in states that do not require disclosure.

We encourage our Board to require comprehensive disclosure related to direct, indirect, and grassroots lobbying.

Position of the Board of Directors
The Board of Directors
recommends that you vote
"AGAINST" this proposal

DuPont's business operations are directly impacted by extensive federal and state laws and regulations in environmental, tax, trade and other areas of importance to the Company. It is essential for DuPont to be involved in the political process by making prudent political contributions consistent with business objectives and in compliance with all federal, state and local laws.

The Company's policy on political activity is posted on its website at the Investor Center under "Corporate Governance." We will not make corporate contributions to federal candidates, and will make corporate contributions to state and local candidates only where legally permitted under state and local rules. We will make corporate contributions to political committees or other entities only to the extent allowed under applicable law. We will not use corporate funds to communicate to the general public advocating the election or defeat of political candidates.

The Company discloses the identity of all recipients of political contributions or expenditures made by DuPont, the amount contributed and the date on which it was made during a calendar year. The term "political contributions and expenditures" includes all payments made to (i) individual candidates, (ii) party committees; (iii) Political Action Committees ("PACs"); (iii) Leadership PACs; (iv) ballot issue groups (state or federal); or (v) any 527 organizations. This term does not apply to money spent on lobbying or to charitable donations. The Company also reports contributions and other spending as required by both federal and state laws. The Company's employee Code of Conduct, which is available on its website at dupont.com, also addresses political contributions and activities.

DuPont is a member of various industry organizations and trade associations (Associations) to which we pay dues. Our participation in trade associations is based on issues and concerns affecting our company.

Associations may engage in political activity to the extent permitted by law. DuPont does inquire and makes a reasonable effort to obtain from the Associations what portion of the Company's dues or payments are used for political expenditures or contributions that if made directly by DuPont would not be deductible under Section 162(e)(1) of the Internal Revenue Code. The Company reports such amounts on its website.

For the foregoing reasons, the Board of Directors believes that the report requested by the Proposal is unnecessary.

The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

6 — STOCKHOLDER PROPOSAL ON
GENETICALLY ENGINEERED SEED

The Sisters of Charity of Saint Elizabeth, P. O. Box 476, Convent Station, New Jersey 07961-0476, owner of 300 shares of DuPont Common Stock; Sisters of St. Dominic of Caldwell, New Jersey, 40 South Fullerton Avenue, Montclair, New Jersey 07042, owner of 100 shares of DuPont Common Stock; As You Sow Foundation, 1611 Telegraph Ave., Ste. 1450, Oakland, CA. 94612, as representative of Adelaide Gomer, owner of $2,000 or more worth of shares of DuPont Common Stock; The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, Pennsylvania 19014, owner of $2,000 or more worth of shares of DuPont Common Stock have given notice that they will introduce the following resolution and statement in support thereof:

Whereas:

Disclosure of material information is a fundamental principle of our capital markets. Investors, their confidence in corporate bookkeeping shaken, are starting to scrutinize other possible "off-balance sheet" liabilities, such as risks associated with activities harmful to human health and the environment that can impact long-term shareholder value.

SEC reporting requirements include disclosure of environmental liabilities and of trends and uncertainties that the company reasonably expects will have a material impact on revenues. Company directors and officers must proactively identify and assess trends or uncertainties that may adversely impact their revenues and disclose the information to shareholders. Public companies are now required to establish a system of controls and procedures designed to ensure that financial information required to be disclosed in SEC filings is recorded and reported in a timely manner.

Resolved:    That shareholders request the board of directors to review and report to shareholders by November 2013 on the company's internal controls related to potential adverse impacts associated with genetically engineered organisms, including:

•
adequacy of current post-marketing monitoring systems;

•
adequacy of plans for removing GE seed from the ecosystem should circumstances so require;

•
possible impact on all DuPont seed product integrity;

•
effectiveness of established risk management processes for different environments and agricultural systems.

Stockholders' Statement

Indicators that genetically engineered organisms may be harmful to humans, animals, or the environment include:

•
Analysis of pesticide use with GE Crops over 16 years indicates an increase of an estimated 183 million kgs (404 million pounds), or about 7%. Environmental Sciences Europe, September 28, 2012

•
24 weeds are resistant to glyphosate, as reported in Weed Science Society of America, http://www.weedscience.org/Summary/UspeciesMOA.asp?lstMOAID=12

•
An analysis of current toxicity protocols, Debate on GMOs Health Risks after Statistical Findings in Regulatory Tests. Intl J Biol Sci 2010; 6:590-598. http://www.biolsci.org/v06p0590.htm calls for longer, more detailed, and transparent toxicological tests on GMOs or GE-foods.

•
The Australian GE Pea study, (J. Agri. Food Chem 2005 53, 9023-9030) concluded, "[T]ransgenic expression of non-native proteins in plants may lead to the synthesis of structural variants possessing altered immunogenicity."

•
Producers of GE-seeds are merely encouraged to have voluntary safety consultations with the FDA. The FDA does not issue assurances as to the safety of these products.

•
No post-marketing surveillance is required to verify results of pre-market screening for unanticipated adverse health consequences from the consumption of GE food (NAS 7/2004) or environmental impacts from the production of GE crops.

•
Gone to Seed (Union of Concerned Scientists) reports that GE-DNA is contaminating U.S. traditional seed stocks, of corn, soybeans and canola…left unchecked could disrupt agricultural trade, unfairly burden the organic foods industry, and allow hazardous materials into the food supply.

Position of the Board of Directors
The Board of Directors
recommends that you vote
"AGAINST" this proposal

The Board of Directors agrees that identification of and comprehensive disclosure of potential liabilities and trends and uncertainties facing the Company is of critical importance to stockholders and other constituencies. The Company currently has in place an extensive system of controls and procedures designed to ensure that issues are surfaced and addressed. The Board therefore believes that the concerns raised in the proposal are already being satisfied. For a wide range of current information on DuPont's activities in the area of biotechnology, please visit www.biotech.dupont.com.

The Company is dedicated to the development of new products benefiting society and the environment, and is committed to ensuring the safety of the products it offers. The Company conducts significant testing on new products before such products are brought to the marketplace. In the area of genetically engineered food products, the pre-market testing is a robust, multi-year process. Each new product undergoes a myriad of laboratory and field tests at every stage of development and commercialization, with such testing lasting for a period of seven to ten years. In addition, new products are subject to U.S. Department of Agriculture and Environmental Protection Agency approval requirements with which the Company fully complies. The Company also participates in the Food and Drug Administration's voluntary pre-market notification program and supports the adoption of a mandatory pre-market notification requirement. In addition to oversight by U.S. regulatory authorities, genetically engineered seed products are subject to safety review by regulators in a number of other countries. The history of safe use of genetically engineered products over the last decade and a half is well documented.

Under the leadership of the Product Stewardship Council and associated product stewardship teams and networks throughout the Company, DuPont's ongoing product stewardship efforts are designed to assure that the Company's products remain safe and appropriate for use, and that any potential concerns regarding products are identified and addressed in a timely manner. Product stewardship reviews are conducted on a regular basis by all businesses. Data collected by the Company in any post-market monitoring is integrated fully into the product stewardship process. For example, any significant change in use, regulations or risk information may trigger a new review of the product.

The Company was also a founding member of Excellence Through Stewardship whose mission is "to promote the responsible management of plant biotechnology, primarily by developing and encouraging implementation of product stewardship practices and by educating the public about those practices." Members are required to adopt and abide by principles and responsible management practices and participate in a global stewardship audit process to verify that stewardship programs and quality management systems are in place. Please visit www.excellencethroughstewardship.org for more information about this program.

In recognition of the value of differing viewpoints and perspectives on the dialogue over biotechnology, the Company continues to actively participate in a broad range of advisory forums. These forums represent a diversity of international interests, academic and vocational expertise, and cultural backgrounds. The interactive dialogue generated by the work in these venues has enriched the Company's understanding of potential issues associated with the use of this technology. Examples of these forums include, but are not limited to the USDA Advisory Committee on Biotechnology and 21st Century Agriculture (AC21), US Farm and Ranchers Alliance, Agriculture for the 21st Century, and the Chicago Council on Global Affairs.

The Company's entity-wide controls and procedures assure that employees from a wide variety of disciplines participate in the preparation of the Company's Securities and Exchange Commission ("SEC") disclosure documents. This includes employees with responsibility for biotechnology and genetically engineered food products, who are involved directly in identifying, analyzing and reporting information for disclosure in DuPont's SEC filings. The Board of Directors therefore believes that appropriate information about genetically engineered food products is being reflected in the Company's SEC filings.

The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

7 — STOCKHOLDER PROPOSAL
ON EXECUTIVE COMPENSATION REPORT

The International Brotherhood of DuPont Workers, P.O. Box 10, Waynesboro, VA 22980, owner of 60 shares of DuPont Common Stock, has given notice that it will introduce the following resolution and statement in support thereof:

Resolved:    That the stockholders of E.I. DuPont De Nemours & Company, assembled in annual meeting in person and by proxy, hereby recommend the following nonbinding proposal: that the Board of Directors prepare a report, to be made available to shareholders four months after the 2013 Annual meeting, that shall review the compensation packages provided to senior executives of the Company and address the following.

1.
Comparison of compensation packages for senior executives with that provided to the lowest paid Company employees.

2.
Whether there should be a ceiling on compensation provided to senior executives so as to prevent the possibility of excessive compensation.

3.
Whether compensation of senior executives should be adjusted in a situation where there is a stated need for employees to be laid off from work.

Stockholder's Statement

Pay for executives of DuPont is determined by its Board of Directors. According to the March 2012 proxy statement, each member of the Board received annual compensation in 2011 ranging from $278,000 to $347,000 for their service on the Board, an increase of almost 10% over what each received in 2010.

Yet it does not appear that these members of the Board are required to attend any meetings or even participate in conference calls. Nor is it clear precisely what work, if any, is actually performed by any individual member of the Board.

Given this extraordinary generous compensation provided to the members of the Board, is it any surprise that these same members have approved extraordinarily generous compensation for executives of Dupont? Is it any surprise that the justification for this generous compensation is nothing more than the "old saw" that such pay is "necessary to retain and motivate" these same executives?

Not surprisingly, virtually nothing is said in the proxy statement regarding how the employees of Dupont-those who are not executives-are compensated. This failure is no surprise given that over the past three years these employees have been granted the most minimal of wage increases and have experienced the gutting of their pension plan.

This proposal seeks to have the Board address these issues of compensation, issues involving not just the compensation of executives, but the compensation of executives in relation to how the non-executive employees of this company are compensated.

A similar proxy proposal was introduced by the International Brotherhood of DuPont Workers and voted on at the Dupont Stockholders Annual Meeting in April 2012. Over 42 million shares were voted in favor of the proposal. This is a substantial show of support in the face of strenuous opposition from Dupont.

If you AGREE with this proposal, please mark your proxy FOR this resolution.

Position of the Board of Directors
The Board of Directors
recommends that you vote
"AGAINST" this proposal

The Board shares the underlying objective for the Company's compensation policy and programs to be linked to business and individual performance and shareholder value. Our compensation programs for all employees reflect competitive positioning, internal equity, and the value the individual brings to the position. The Board believes that the objective of this proposal is being addressed through the engaged oversight and work of the Compensation Committee as described in the Compensation Discussion and Analysis (CD&A) set forth on pages 24-37 of this Proxy Statement.

The Securities and Exchange Commission has adopted extensive rules that provide for expanded disclosure of compensation-related information and additional transparency. In complying with these rules, the Company has fully disclosed the relevant details of its executive compensation practices in this Proxy Statement so that stockholders may evaluate those practices. The Board's executive compensation practices are the result of the comprehensive process outlined in the CD&A above. That process requires the Committee to make many interrelated decisions and consider numerous competing interests. The Committee goes to great lengths to illustrate its pay for performance approach to executive compensation on page 25 of the CD&A.

In addition, shareholders have the right to vote, on an advisory basis, on the executive compensation disclosed in this Proxy Statement. Last year, approximately ninety-five percent of shareholders who voted approved the compensation of our NEOs. The overwhelming support is not only a reflection of our executive compensation disclosure and transparency, but also our strong culture of corporate governance. Ten of the eleven Board members, and all committee members, are independent under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards. In 2012, eight meetings of the Board were held. Each director attended at least 88% of the aggregate number of meetings of the

Board and the committees of the Board on which the director served. Attendance at these meetings averaged 98% among all directors in 2012.

The report called for in the proposal is a narrow, incomplete and ineffective means of expressing stockholder concerns over the Company's executive compensation practices. It is unclear what, if anything can be gained by the report. The Board believes the CD&A provides information necessary for shareholders to assess whether our executive compensation practices are appropriate and that the report requested by the Proponent is unnecessary.

Other Matters

The Board of Directors knows of no other proposals that may properly be presented for consideration at the meeting but, if other matters do properly come before the meeting, the persons named in the proxy will vote your shares according to their best judgment.

APPENDIX A

Director Nomination Process

The purpose and responsibilities of the Corporate Governance Committee, described in the Committee's Charter (available on the Company's website at www.dupont.com), include recommending to the Board nominees for election as directors. The Committee's members are independent under the Board's Corporate Governance Guidelines and the NYSE standard.

The Committee considers potential candidates suggested by Board members, as well as management, stockholders and others. The Committee has engaged a director recruitment firm to assist in identifying and evaluating potential candidates.

The Board's Corporate Governance Guidelines describe qualifications for directors: Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibility.

When considering candidates for nomination, the Committee takes into account these factors to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interest of all stockholders. The Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to the Company.

The Committee will consider candidates for director suggested by stockholders, applying the factors for potential candidates described above and taking into account the additional information described below. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary and include:

•
A statement that the writer is a stockholder of record (or providing appropriate support of ownership of DuPont stock);

•
The name of and contact information for the candidate;

•
A statement of the candidate's business and educational experience;

•
Information regarding each of the factors described above in sufficient detail to enable the Committee to evaluate the candidate;

•
A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company or any other information that bears on potential conflicts of interest, legal considerations or a determination of the candidate's independence;

•
Information concerning service as an employee, officer or member of a board of any charitable, educational, commercial or professional entity;

•
Detailed information about any relationship or understanding between the proposing stockholder and the potential candidate; and

•
A statement by the potential candidate that s/he is willing to be considered and to serve as a director if nominated and elected.

Once the Committee has identified a prospective candidate, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to

A-1

the person making the recommendation or others. The preliminary determination is based primarily on the likelihood that the prospective nominee can satisfy the factors described above. If the Committee determines, in consultation with the Chair of the Board and other Board members as appropriate, that further consideration is warranted, it may gather additional information about the prospective nominee's background and experience.

The Committee also considers such relevant factors as it deems appropriate, including the current composition of the Board and specific needs of the Board to assure its effectiveness. In connection with this evaluation, the Committee determines whether to interview the prospective nominee; one or more members of the Committee and other directors, as appropriate, may interview the prospective nominee in person or by telephone. After completing this evaluation, the Committee concludes whether to make a recommendation to the full Board for its consideration.

* * *

For DuPont's 2014 Annual Meeting, the Committee will consider nominations submitted by stockholders of record and received by the Corporate Secretary by December 2, 2013.

A-2

APPENDIX B

(Dollars in millions, except per share amounts)

Use of Non-GAAP Measures

We believe that certain non-GAAP measurements are meaningful because they provide insight with respect to ongoing operating results of the Company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided below.

Calculation of EPS

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

EPS from continuing operations	$0.02	$0.31	$2.61	$3.30
Significant items (benefit) charge included in EPS	0.09	(0.05)	0.72	0.25

EPS from continuing operations excluding significant items	$0.11	$0.26	$3.33	$3.55

Significant Items

	Pre-tax		After-tax		($ Per Share)
1st Quarter	2012	2011	2012	2011	2012	2011

Customer claims charge(a)	$(50)	$—	$(32)	$—	$(0.04)	$—

1st Quarter – Total	$(50)	$—	$(32)	$—	$(0.04)	$—

2nd Quarter
Customer claims charge(a)	$(265)	$—	$(169)	$—	$(0.18)	$—
Litigation settlement(b)	(137)	—	(123)	—	(0.13)	—
Gain on the sale of equity method investment(c)	122	—	77	—	0.08	—
Transition costs related to the acquisition of Danisco(d)	—	(103)	—	(81)	—	(0.08)

2nd Quarter – Total	$(280)	$(103)	$(215)	$(81)	$(0.23)	$(0.08)

3rd Quarter
Customer claims charge(a)	$(125)	$(75)	$(80)	$(48)	$(0.09)	$(0.05)
Restructuring charge(e)	(152)	—	(105)	—	(0.11)	—
Asset impairment charge(f)	(242)	—	(157)	—	(0.17)	—
Transition costs and restructuring charge related to the acquisition of Danisco(g)	—	(171)	—	(122)	—	(0.13)
Charge related to milestone payment for licensing agreement(h)	—	(50)	—	(33)	—	(0.03)

3rd Quarter – Total	$(519)	$(296)	$(342)	$(203)	$(0.37)	$(0.21)

4th Quarter
Customer claims charge(a)	$(135)	$(100)	$(89)	$(64)	$(0.09)	$(0.07)
Restructuring charge/adjustments(i)	(66)	(17)	(56)	(11)	(0.06)	(0.01)
Asset impairment charge(j)	(33)	—	(21)	—	(0.02)	—
Gain on sale of business(k)	117	—	75	—	0.08	—
Sale of a business(l)	—	49	—	122	—	0.13

4th Quarter – Total	$(117)	$(68)	$(91)	$47	$(0.09)	$0.05

Full Year – Total(m)	$(966)	$(467)	$(680)	$(237)	$(0.72)	$(0.25)

(a)
Fourth quarter 2012, third quarter 2012, second quarter 2012, first quarter 2012, fourth quarter 2011, and third quarter 2011 included charges of $(135), $(125), $(265), $(50), $(100), and $(75), respectively, recorded in Cost of goods sold and other operating charges associated with the company's process to fairly resolve claims related to the use of Imprelis® herbicide, bringing the total charges to $(750) at December 31, 2012. The company will continue to evaluate reported claim damage as additional information becomes available. It is reasonably possible that additional charges could result from this evaluation. While there is a high degree of uncertainty, total charges could range as high as $(900). The company has an applicable insurance program with a deductible equal to the first $100 of costs and expenses. The insurance program limits are $725 for costs and expenses in excess of the $100. The company has submitted, and will continue to submit, requests for payment to its insurance carriers for costs associated with this matter. This matter relates to the Agriculture segment.

(b)
Second quarter 2012 included a charge of $(137) recorded in Cost of goods sold and other operating charges primarily related to the company's settlement of litigation with Invista. This matter is included in Other.

(c)
Second quarter 2012 included a pre-tax gain of $122 recorded in Other income, net associated with the sale of an equity method investment in the Electronics & Communications segment.

(d)
Second quarter 2011 included charges related to the Danisco acquisition of $(103) recorded in Cost of goods sold and other operating charges. These charges included $(60) of transaction costs and a $(43) charge related to the fair value step-up of inventories that were acquired from Danisco and sold in the second quarter 2011. Pre-tax charges by segment were: Industrial Biosciences — $(17), Nutrition & Health — $(33), and Corporate expenses — $(53).

(e)
Third quarter 2012 included a $(152) restructuring charge recorded in Employee separation/asset related charges, net consisting of $(133) of severance and related benefit costs and $(19) of asset related charges as a result of the company's plan to eliminate corporate costs previously allocated to Performance Coatings and cost-cutting actions to improve competitiveness. Pre-tax charges by segment were: Agriculture — $(3), Nutrition & Health — $(13), Electronics & Communications — $(7), Performance Chemicals — $(3), Performance Materials — $(9), Safety & Protection — $(55), Industrial Biosciences — $(3), and Corporate expenses — $(59).

(f)
Third quarter 2012 included a $(242) impairment charge recorded in Employee separation/asset related charges, net related to asset groupings within the Electronics & Communications and Performance Materials segments. The charge of $(150) within Electronics & Communications was a result of conditions within the thin film photovoltaic market. The charge of $(92) within Performance Materials was the result of deteriorating conditions in an industrial polymer market.

(g)
Third quarter 2011 included charges related to the Danisco acquisition of $(171). These charges included $(135) recorded in Cost of goods sold and other operating charges for $(3) of transaction costs and a $(132) charge related to the fair value step-up of inventories that were acquired from Danisco and sold in the third quarter 2011. These charges also included a $(36) restructuring charge recorded in Employee separation / asset related charges, net related to severance and related benefit costs. Pre-tax charges by segment were: Industrial Biosciences — $(61), Nutrition & Health — $(89), Other — $(18), and Corporate expenses — $(3).

(h)
Third quarter 2011 included a ($50) charge recorded in Research and development expense in connection with a milestone payment associated with a Pioneer licensing agreement.

(i)
Fourth quarter 2012 included a $(66) restructuring charge recorded in Employee separation/asset related charges, net primarily as a result of the company's plans to eliminate corporate costs previously allocated to Performance Coatings and cost-cutting actions to improve competitiveness, partially offset by a reversal of prior year restructuring accruals. Pre-tax charges by segment are: Agriculture — $(8), Electronics & Communications — $(2), Nutrition & Health — $(36), Performance Materials — $(3), Safety & Protection — $(3), Other — $11, and Corporate expenses — $(25). Fourth quarter 2011 included a $(17) restructuring charge recorded in Employee separation/asset related charges, net primarily related to severance and related benefit costs associated with the Danisco acquisition, partially offset by a reversal of prior year restructuring accruals. Pre-tax charges by segment were: Industrial Biosciences — $(1), Nutrition & Health — $(4), Performance Materials — $(2), and Other — $(10).

(j)
Fourth quarter 2012 included a $(33) impairment charge recorded in Employee separation/asset related charges, net related to an asset group within the Performance Chemicals segment. The charge was a result of strategic decisions related to deteriorating conditions within a specific industrial chemicals market.

(k)
Fourth quarter 2012 included a pre-tax gain of $117 recorded in Other income, net associated with the sale of a business within the Agriculture segment.

(l)
Fourth quarter 2011 included a pre-tax gain of $49 recorded in Other income, net associated with the sale of a business in the Performance Materials segment and a related tax benefit of $73.

(m)
Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

DIRECTIONS TO THE DUPONT THEATRE

From Philadelphia on I-95 South		From Baltimore on I-95 North
1.	Follow I-95 South to Wilmington.	1.	Follow I-95 North to Wilmington Exit 7 marked "Route 52, Delaware Avenue."
2.	From right lane take Exit 7A marked "52 South, Delaware Ave."	2.	From right lane take Exit 7 onto Adams Street.
3.	Follow exit road (11th Street) marked "52 South, Business District."	3.	At the third traffic light on Adams Street, turn right onto 11th Street.
4.	Continue on 11th Street bearing left through Delaware Avenue intersection to parking.	4.	Follow 11th Street marked "52 South, Business District," bearing left through Delaware Avenue intersection to parking.
5.	The DuPont Theatre is in the Hotel du Pont Building.	5.	The DuPont Theatre is in the Hotel du Pont Building.

To reach Wilmington by train, please contact AMTRAK (800-872-7245/amtrak.com) for Northeast Corridor service or SEPTA (215-580-7800/septa.org) for local train service.

www.dupont.com

M52943-P34528 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. E. I. DU PONT DE NEMOURS AND COMPANY *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 24, 2013. E. I. DU PONT DE NEMOURS AND COMPANY ATTN: STOCKHOLDER RELATIONS 1007 MARKET STREET WILMINGTON, DE 19898 Meeting Information See reverse side of this notice for additional information on how to obtain proxy materials and how to vote. Meeting Type: Annual Meeting For holders as of: February 27, 2013 Date: April 24, 2013 Time: 10:30 AM EDT Location: The DuPont Theatre - DuPont Building 1007 Market Street Wilmington, Delaware 19898

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How To Vote Please Choose One of the Following Voting Methods How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. NOTICE AND PROXY STATEMENT ANNUAL REPORT ON FORM 10-K . XXXX XXXX XXXX . XXXX XXXX XXXX M52944-P34528 Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 10, 2013 to facilitate timely delivery. The DuPont 2012 Annual Review will also be available on the Internet. Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote must be received by 11:59 p.m. EDT on April 23, 2013. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Vote must be received by April 23, 2013. XXXX XXXX XXXX

Voting Items 2. On Ratification of Independent Registered Public Accounting Firm 5. On Lobbying Report 6. On Genetically Engineered Seed 7. On Executive Compensation Report 3. To Approve, by Advisory Vote, Executive Compensation 4. On Independent Board Chair 1. Election of Directors Nominees: The Board of Directors recommends that you vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. A The Board of Directors recommends that you vote AGAINST the following proposals: B 1b. Richard H. Brown 1a. Lamberto Andreotti 1e. Curtis J. Crawford 1c. Robert A. Brown 1d. Bertrand P. Collomb 1f. Alexander M. Cutler 1g. Eleuthère I. du Pont 1j. Ellen J. Kullman 1h. Marillyn A. Hewson 1i. Lois D. Juliber 1k. Lee M. Thomas M52945-P34528

M52946-P34528

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date M52941-P34528-Z59709 E. I. DU PONT DE NEMOURS AND COMPANY ATTN: STOCKHOLDER RELATIONS 1007 MARKET STREET WILMINGTON, DE 19898 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on the cut-off date (see reverse). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on the cut-off date (see reverse). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by the cut-off date (see reverse). AN ADMISSION TICKET IS REQUIRED TO ATTEND THE ANNUAL STOCKHOLDER MEETING. SEE REVERSE SIDE. E. I. DU PONT DE NEMOURS AND COMPANY ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain For Against Abstain 1b. Richard H. Brown 1a. Lamberto Andreotti 1e. Curtis J. Crawford 1c. Robert A. Brown 1d. Bertrand P. Collomb 1f. Alexander M. Cutler 1. Election of Directors Nominees: 1g. Eleuthère I. du Pont 1j. Ellen J. Kullman 1h. Marillyn A. Hewson 1i. Lois D. Juliber 1k. Lee M. Thomas The Board of Directors recommends that you vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. A Authorized Signatures—This section must be completed for your vote to be counted. Sign and Date Below: C Please sign the proxy card exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized offi cer. 2. On Ratification of Independent Registered Public Accounting Firm 5. On Lobbying Report 6. On Genetically Engineered Seed 7. On Executive Compensation Report 3. To Approve, by Advisory Vote, Executive Compensation 4. On Independent Board Chair The Board of Directors recommends that you vote AGAINST the following proposals: B Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. Yes No ! ! ! ! ! ! ! ! !

M52942-P34528-Z59709 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. ADMISSION TICKET Bring this ticket and photo ID with you if you plan on attending the meeting. Please check the meeting materials for any special requirements for meeting attendance. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) E. I. DU PONT DE NEMOURS AND COMPANY Annual Meeting of Stockholders April 24, 2013, 10:30 a.m. The DuPont Theatre DuPont Building 1007 Market Street Wilmington, Delaware 19898 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints E. I. du Pont, L. D. Juliber, and E. J. Kullman or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 24, 2013, and any adjournments thereof, as hereinafter specifi ed and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. As described on page 2 of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in certain employee savings plans. A trustee for each plan will vote these shares as directed provided your voting instruction is received by the cut-off date. A trustee for an employee savings plan may vote as directed by the plan fi duciary or by an independent fi duciary selected by the plan fi duciary all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, vote by Internet or telephone, or attend the meeting and vote by ballot. The cut-off date for shares held in certain employee savings plans is April 18, 2013. The cut-off date for all other shares is April 23, 2013. On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors. When properly executed this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1-3 and AGAINST proposals 4-7. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . .